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                                                                    EXHIBIT 10.2
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================================================================================



                                CREDIT AGREEMENT

                                   DATED AS OF
                                 JANUARY 2, 1998




                                      AMONG

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                                   AS BORROWER




                     THE LENDING INSTITUTIONS NAMED THEREIN
                                   AS LENDERS




                                       AND




                               NATIONAL CITY BANK
                             AS ADMINISTRATIVE AGENT




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                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

SECTION 1.        DEFINITIONS AND TERMS...........................................................................1
         1.1.     CERTAIN DEFINED TERMS...........................................................................1
         1.2.     COMPUTATION OF TIME PERIODS....................................................................15
         1.3.     ACCOUNTING TERMS...............................................................................15
         1.4.     TERMS GENERALLY................................................................................15
         1.5.     CURRENCY EQUIVALENTS...........................................................................16

SECTION 2.        AMOUNT AND TERMS OF LOANS......................................................................16
         2.1.     COMMITMENTS FOR LOANS..........................................................................16
         2.2.     MINIMUM BORROWING AMOUNTS, ETC.; PRO RATA BORROWINGS...........................................17
         2.3.     NOTICE OF BORROWING............................................................................17
         2.4.     DISBURSEMENT OF FUNDS FROM BORROWINGS..........................................................18
         2.5.     NOTES..........................................................................................19
         2.6.     VOLUNTARY CONVERSION OF DOLLAR DENOMINATED LOANS; REDENOMINATION OF LOANS......................19
         2.7.     INTEREST ON LOANS..............................................................................20
         2.8.     INTEREST PERIODS...............................................................................21
         2.9.     INCREASED COSTS, ILLEGALITY, ETC...............................................................22
         2.10.    COMPENSATION...................................................................................24
         2.11.    CHANGE OF LENDING OFFICE; REPLACEMENT OF LENDERS...............................................24

SECTION 3.        LETTERS OF CREDIT..............................................................................25
         3.1.     LETTERS OF CREDIT..............................................................................25
         3.2.     LETTER OF CREDIT REQUESTS: NOTICES OF ISSUANCE.................................................26
         3.3.     AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS...................................................26
         3.4.     LETTER OF CREDIT PARTICIPATIONS................................................................26
         3.5.     INCREASED COSTS................................................................................28
         3.6.     GUARANTY OF SUBSIDIARY LETTER OF CREDIT OBLIGATIONS............................................29
         3.7.     SEPARATE DOCUMENTARY LETTERS OF CREDIT.........................................................30

SECTION 4.        FEES; COMMITMENTS..............................................................................30
         4.1.     FEES...........................................................................................30
         4.2.     VOLUNTARY TERMINATION/REDUCTION OF COMMITMENTS.................................................31
         4.3.     MANDATORY TERMINATION/ADJUSTMENTS OF COMMITMENTS, ETC..........................................31
         4.4.     EXTENSION OF MATURITY DATE.....................................................................32

SECTION 5.        PAYMENTS.......................................................................................32
         5.1.     VOLUNTARY PREPAYMENTS..........................................................................32
         5.2.     MANDATORY PREPAYMENTS..........................................................................33
         5.3.     METHOD AND PLACE OF PAYMENT....................................................................34
         5.4.     NET PAYMENTS...................................................................................34

SECTION 6.        CONDITIONS PRECEDENT...........................................................................36
         6.1.     CONDITIONS PRECEDENT AT INITIAL BORROWING DATE.................................................36
         6.2.     CONDITIONS PRECEDENT TO ALL CREDIT EVENTS......................................................38

SECTION 7.        REPRESENTATIONS AND WARRANTIES.................................................................38
         7.1.     CORPORATE STATUS, ETC..........................................................................39
         7.2.     SUBSIDIARIES...................................................................................39
         7.3.     CORPORATE POWER AND AUTHORITY, ETC.............................................................39
         7.4.     NO VIOLATION...................................................................................39

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
         7.5.     GOVERNMENTAL APPROVALS.........................................................................39
         7.6.     LITIGATION.....................................................................................40
         7.7.     USE OF PROCEEDS; MARGIN REGULATIONS............................................................40
         7.8.     FINANCIAL STATEMENTS, ETC......................................................................40
         7.9.     NO MATERIAL ADVERSE CHANGE.....................................................................41
         7.10.    TAX RETURNS AND PAYMENTS.......................................................................41
         7.11.    TITLE TO PROPERTIES, ETC.......................................................................41
         7.12.    LAWFUL OPERATIONS, ETC.........................................................................41
         7.13.    ENVIRONMENTAL MATTERS..........................................................................41
         7.14.    COMPLIANCE WITH ERISA..........................................................................42
         7.15.    INTELLECTUAL PROPERTY, ETC.....................................................................42
         7.16.    INVESTMENT COMPANY.............................................................................42
         7.17.    BURDENSOME CONTRACTS; LABOR RELATIONS..........................................................43
         7.18.    EXISTING INDEBTEDNESS..........................................................................43
         7.19.    SECURITY INTERESTS.............................................................................43
         7.20.    TRUE AND COMPLETE DISCLOSURE...................................................................43

SECTION 8.        AFFIRMATIVE COVENANTS..........................................................................44
         8.1.     REPORTING REQUIREMENTS.........................................................................44
         8.2.     BOOKS, RECORDS AND INSPECTIONS.................................................................47
         8.3.     INSURANCE......................................................................................47
         8.4.     PAYMENT OF TAXES AND CLAIMS....................................................................47
         8.5.     CORPORATE FRANCHISES...........................................................................48
         8.6.     GOOD REPAIR....................................................................................48
         8.7.     COMPLIANCE WITH STATUTES, ETC..................................................................48
         8.8.     COMPLIANCE WITH ENVIRONMENTAL LAWS.............................................................48
         8.9.     FISCAL YEARS, FISCAL QUARTERS..................................................................49
         8.10.    CERTAIN SUBSIDIARIES TO JOIN IN SUBSIDIARY GUARANTY............................................49
         8.11.    ADDITIONAL SECURITY; FURTHER ASSURANCES........................................................49
         8.12.    CORPORATE SEPARATENESS.........................................................................51
         8.13.    ERISA..........................................................................................51
         8.14.    HEDGE AGREEMENTS, ETC..........................................................................51
         8.15.    LANDLORD/MORTGAGEE WAIVERS; BAILEE LETTERS.....................................................52
         8.16.    SENIOR DEBT....................................................................................52

SECTION 9.        NEGATIVE COVENANTS.............................................................................52
         9.1.     CHANGES IN BUSINESS............................................................................52
         9.2.     CONSOLIDATION, MERGER OR SALE OF ASSETS, ETC...................................................52
         9.3.     LIENS..........................................................................................54
         9.4.     INDEBTEDNESS...................................................................................56
         9.5.     ADVANCES, INVESTMENTS, LOANS AND GUARANTY OBLIGATIONS..........................................57
         9.6.     DIVIDENDS, ETC.................................................................................59
         9.7.     TOTAL INDEBTEDNESS/EBITDA RATIO................................................................59
         9.8.     INTEREST COVERAGE RATIO........................................................................59
         9.9.     CAPITAL EXPENDITURES...........................................................................59
         9.10.    CERTAIN LEASES.................................................................................59
         9.11.    MINIMUM CONSOLIDATED TANGIBLE NET WORTH........................................................59
         9.12.    PREPAYMENTS AND REFINANCINGS OF OTHER DEBT, ETC................................................60
         9.13.    TRANSACTIONS WITH AFFILIATES...................................................................60
         9.14.    LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES.............................................60
         9.15.    LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS.................................................60

SECTION 10.       EVENTS OF DEFAULT..............................................................................61
         10.1.    EVENTS OF DEFAULT..............................................................................61

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
         10.2.    ACCELERATION, ETC..............................................................................63
         10.3.    APPLICATION OF LIQUIDATION PROCEEDS............................................................63

SECTION 11.       THE ADMINISTRATIVE AGENT.......................................................................64
         11.1.    APPOINTMENT....................................................................................64
         11.2.    DELEGATION OF DUTIES...........................................................................64
         11.3.    EXCULPATORY PROVISIONS.........................................................................64
         11.4.    RELIANCE BY ADMINISTRATIVE AGENT...............................................................64
         11.5.    NOTICE OF DEFAULT..............................................................................65
         11.6.    NON-RELIANCE...................................................................................65
         11.7.    INDEMNIFICATION................................................................................65
         11.8.    THE ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY................................................66
         11.9.    SUCCESSOR ADMINISTRATIVE AGENT.................................................................66
         11.10.   OTHER AGENTS...................................................................................66

SECTION 12.       GUARANTY BY THE BORROWER.......................................................................66
         12.1.    GUARANTY OF CERTAIN SUBSIDIARY BORROWINGS......................................................66
         12.2.    ADDITIONAL UNDERTAKING.........................................................................66
         12.3.    GUARANTY UNCONDITIONAL, ETC....................................................................66
         12.4.    BORROWER OBLIGATIONS TO REMAIN IN EFFECT; RESTORATION..........................................67
         12.5.    WAIVER OF ACCEPTANCE, ETC......................................................................67
         12.6.    SUBROGATION....................................................................................67
         12.7.    EFFECT OF STAY.................................................................................67

SECTION 13.       MISCELLANEOUS..................................................................................68
         13.1.    PAYMENT OF EXPENSES ETC........................................................................68
         13.2.    RIGHT OF SETOFF................................................................................68
         13.3.    NOTICES........................................................................................69
         13.4.    BENEFIT OF AGREEMENT...........................................................................69
         13.5.    NO WAIVER: REMEDIES CUMULATIVE.................................................................70
         13.6.    PAYMENTS PRO RATA..............................................................................70
         13.7.    CALCULATIONS: COMPUTATIONS.....................................................................71
         13.8.    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.........................71
         13.9.    COUNTERPARTS...................................................................................72
         13.10.   EFFECTIVENESS..................................................................................72
         13.11.   HEADINGS DESCRIPTIVE...........................................................................72
         13.12.   AMENDMENT OR WAIVER............................................................................72
         13.13.   SURVIVAL OF INDEMNITIES........................................................................73
         13.14.   DOMICILE OF LOANS..............................................................................73
         13.15.   CONFIDENTIALITY................................................................................73
         13.16.   LENDER REGISTER................................................................................73
         13.17.   LIMITATIONS ON LIABILITY OF THE LETTER OF CREDIT ISSUERS.......................................74
         13.18.   GENERAL LIMITATION OF LIABILITY................................................................74
         13.19.   NO DUTY........................................................................................74
         13.20.   LENDERS AND ADMINISTRATIVE AGENT NOT FIDUCIARY TO BORROWER, ETC................................75
         13.21.   JUDGMENT CURRENCY..............................................................................75
         13.22.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................................................75


                                      iii


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------------



ANNEX I     -        INFORMATION AS TO LENDERS
ANNEX II    -        INFORMATION AS TO SUBSIDIARIES
ANNEX III   -        DESCRIPTION OF EXISTING INDEBTEDNESS
ANNEX IV    -        DESCRIPTION OF EXISTING LIENS
ANNEX V     -        DESCRIPTION OF EXISTING ADVANCES, LOANS, INVESTMENTS AND
                     GUARANTEES
ANNEX VI    -        DESCRIPTION OF LETTERS OF CREDIT DEEMED ISSUED UNDER THE
                     CREDIT AGREEMENT

EXHIBIT A   -        FORM OF NOTE
EXHIBIT B-1 -        FORM OF NOTICE OF BORROWING
EXHIBIT B-2 -        FORM OF NOTICE OF CONVERSION
EXHIBIT B-3 -        FORM OF LETTER OF CREDIT REQUEST
EXHIBIT B-4 -        FORM OF REDENOMINATION REQUEST
EXHIBIT C   -        FORM OF SUBSIDIARY GUARANTY
EXHIBIT D   -        FORM OF SECURITY AGREEMENT
EXHIBIT E-1 -        FORM OF PLEDGE AGREEMENT
EXHIBIT E-2 -        FORM OF MORTGAGE OF SHARES OF PARRY POWER SYSTEMS LIMITED
EXHIBIT F-1 -        FORM OF LANDLORD WAIVER
EXHIBIT F-2 -        FORM OF MORTGAGEE WAIVER
EXHIBIT G   -        FORM OF BAILEE WAIVER
EXHIBIT H   -        FORM OF COMPLIANCE CERTIFICATE
EXHIBIT I   -        FORM OF OPINION OF SPECIAL COUNSEL TO THE BORROWER
EXHIBIT J   -        FORM OF ASSIGNMENT AGREEMENT
EXHIBIT K   -        FORM OF SECTION 5.4(B)(II) CERTIFICATE


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

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of January 2, 1998, among the following:

                  (i) ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation (herein, together with its successors and assigns, the "Borrower");

                  (ii) the lending institutions listed in Annex I hereto (each a "Lender" and collectively, the "Lenders"); and

                  (iii) NATIONAL CITY BANK, a national banking association, as administrative agent (the "Administrative Agent"):


         PRELIMINARY STATEMENTS:

         (1) Unless otherwise defined herein, all capitalized terms used herein and defined in section 1 are used herein as so defined.

         (2) The Borrower has applied to the Lenders for credit facilities in order to refinance certain indebtedness of the Borrower and its Subsidiaries and in order to provide working capital and funds for other lawful purposes.

         (3) Subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the credit facilities provided for herein.

         NOW, THEREFORE, it is agreed:


         SECTION 1. DEFINITIONS AND TERMS

         1.1. Certain Defined Terms. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

         "ACQUISITION" shall mean and include:

                  (i) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of any facility and/or business operated by any person who is not a Wholly-Owned Subsidiary of the Borrower, and

                  (ii) acquisitions of equity or other similar interests in any such person (whether by merger, stock purchase or otherwise) which result in the ownership by the Borrower and its Subsidiaries of a majority of the outstanding equity or other similar interests in any such person.

         "ADDITIONAL SECURITY DOCUMENT" shall have the meaning provided in section 8.11(a).

         "ADMINISTRATIVE AGENT" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to section 11.9.

         "AFFILIATE" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such person. A person shall be deemed to control a second person if such first person possesses, directly or indirectly, the power (i) to vote 20% or more of the securities having ordinary voting power for the election of directors or managers of such second person or (ii) to direct or cause the direction of the management and policies of such second person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (x) a director, officer or employee of a person shall not, solely by reason of such status, be considered an Affiliate of such person; and (y) neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of the Borrower or any other Credit Party or any of their respective Subsidiaries.

         "AGREEMENT" shall mean this Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

         "ALTERNATIVE CURRENCY" shall mean and include (i) German Marks, French Francs, Pounds Sterling, Australian Dollars and Canadian Dollars, if at the time any such currency is readily and freely transferable and convertible into Dollars; and (ii) any other lawful currency other than Dollars which is readily and freely transferable and convertible into Dollars and is acceptable to the Lenders as provided in section 2.3(b) or 2.6(b), as applicable, and any applicable Letter of Credit Issuer.

         "APPLICABLE EUROCURRENCY MARGIN" shall have the meaning provided in section 2.7(g).

         "APPLICABLE COMMITMENT FEE RATE" shall have the meaning provided in section 4.1(a).

         "APPLICABLE LENDING OFFICE" shall mean, with respect to each Lender,
(i) such Lender's Domestic Lending Office in the case of Borrowings consisting of Prime Rate Loans and (ii) such Lender's Eurocurrency Lending Office in the case of Borrowings consisting of Eurocurrency Loans.

         "APPLICABLE PRIME RATE MARGIN" shall have the meaning provided in section 2.7(g).

         "ASSET SALE" shall mean the sale, transfer or other disposition (including by means of Sale and Lease-Back Transaction and by means of mergers, consolidations, and liquidations of a corporation, partnership or limited liability company of the interests therein of the Borrower or any Subsidiary) by the Borrower or any Subsidiary to any person other than the Borrower or any Subsidiary of any of their respective assets (other than sales of inventory and equipment in the ordinary course of business, and sales, transfers or other dispositions of obsolete or excess furniture, fixtures, equipment or other property, tangible or intangible, also in the ordinary course of business).

         "ASSIGNMENT AGREEMENT" shall mean an Assignment Agreement substantially in the form of Exhibit J hereto.

         "AUTHORIZED OFFICER" shall mean any officer or employee of the Borrower designated as such in writing to the Administrative Agent by the Borrower.

         "BANKRUPTCY CODE" shall have the meaning provided in section 10.1(g).

         "BORROWER" shall have the meaning provided in the introductory paragraph hereof.

         "BORROWING" shall mean the incurrence of Loans consisting of one Type of Loan, by the Borrower from all of the Lenders having Commitments in respect thereof on a PRO RATA basis on a given date (or resulting from conversions on a given date), which in the case of Eurocurrency Loans have the same Interest Period and are denominated in the same currency.

         "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the city in which the applicable Payment Office is located a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurocurrency Loans, any day which is a Business Day described in clause (i) and which is also a day on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of any Alternative Currency in which any applicable Eurocurrency Loans are denominated.

         "CAPITAL LEASE" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that person.

         "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

         "CASH EQUIVALENTS" shall mean any of the following:

                   (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

                  (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "APPROVED BANK"), in each case with maturities of not more than 90 days from the date of acquisition;

                  (iii) commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within 90 days after the date of acquisition;

                  (iv) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iii) above;

                  (v) investments in money market funds access to which is provided as part of "sweep" accounts maintained with a Lender or an Approved Bank; and

                  (vi) only in the case of any Foreign Subsidiary or a foreign branch or permanent establishment of the Borrower, short term deposits, certificates of deposit, repurchase agreements and similar financial instruments, in any currency, incident to normal operations in any foreign jurisdiction outside the United States, with or issued by any local or international financial institution with undivided capital and surplus of at least $250,000,000 (or the equivalent in any applicable currency), not exceeding $1,100,000 (or the equivalent in any other currency) in the case of any single financial institution.

         "CASH PROCEEDS" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any Subsidiary from such Asset Sale.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Sec. 9601 ET SEQ.

         "CHANGE OF CONTROL" shall mean and include any of the following:

                   (i) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Borrower's Board of Directors (together with any new directors whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office;

                  (ii) any person or group (as such term is defined in section 13(d)(3) of the 1934 Act), other than the Borrower, any trustee or other fiduciary holding securities under an employee benefit plan of the Borrower, and Wayne R. Hellman (and (x) trusts for the benefit of such person, his family and descendants, and (y) any voting trust over which Mr. Hellman exercises control), shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 25%, on a fully diluted basis, of the economic or voting interest in the Borrower's capital stock;

                  (iii) Wayne R. Hellman (and trusts for the benefit of such person, his family and descendants) shall, for any reason, cease to have, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of at least 12%, on a fully diluted basis, of the economic or voting interest in the Borrower's capital stock;

                  (iv) the full time active employment of Wayne R. Hellman as chief executive officer of the Borrower shall be voluntarily terminated by the Borrower or Mr. Hellman (other than by reason of death or disability), unless a successor acceptable to the Required Lenders shall have been appointed or elected and actually taken office within three months following any such termination, in which case the name of such successor shall be substituted for the name of the person he or she replaces for purposes of this clause (iv);

                  (v) the shareholders of the Borrower approve (A) a merger or consolidation of the Borrower with any other person, other than a merger or consolidation which would result in the voting securities of the Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity) more than 75% of the combined voting power of the voting securities of the Borrower or such surviving or resulting entity outstanding after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Borrower (or similar transaction), other than any such transaction in which no person or group (as hereinabove defined) not excepted from the provisions of clause (ii) above acquires more than 25% of the combined voting power, on a fully diluted basis, of the Borrower's then outstanding voting securities; and/or

                  (vi) the shareholders of the Borrower approve a plan of complete liquidation of the Borrower or an agreement or agreements for the sale or disposition by the Borrower of all or substantially all of the Borrower's assets.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "COLLATERAL" shall mean any collateral covered by any Security
Document.

         "COLLATERAL AGENT" shall mean the Administrative Agent acting as Collateral Agent for the Lenders pursuant to the Security Documents.

         "COMMITMENT" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I as its "Commitment" as the same may be reduced from time to time pursuant to section 4.2, 4.3 and/or 10 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 13.4.

         "COMMITMENT FEE" shall have the meaning provided in section 4.1(a).

         "CONSOLIDATED CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

         "CONSOLIDATED NET INCOME" shall mean for any period, the net income (or loss), without deduction for minority interests, of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, PROVIDED that there shall be excluded therefrom (i) the income, (or loss) of any entity accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries or on which its assets are acquired by the Borrower or any of its Subsidiaries, and (ii) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

         "CONSOLIDATED TANGIBLE NET WORTH" shall mean at any time for the determination thereof (i) all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower as at such date, REDUCED BY (ii) the sum (without duplication), on a consolidated basis, of the following, to the extent reflected as consolidated assets: (A) any write-up in the book value of any assets subsequent to September 30, 1997, (B) goodwill, (C) organizational expenses, research and development expenses, patents, trademarks, copyrights licenses and other intangible assets, (D) unamortized debt discount and expense,
(E) securities which are not readily marketable, (F) cash or Cash Equivalents held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Indebtedness, and (G) any items not included in the foregoing clauses (A) through (F) which are treated as intangibles in accordance with GAAP.

         "CREDIT DOCUMENTS" shall mean this Agreement, the Notes, the Subsidiary Guaranty, the Security Documents and any Letter of Credit Document.

         "CREDIT EVENT" shall mean the making of any Loans and/or the issuance of any Letter of Credit.

         "CREDIT PARTY" shall mean the Borrower and each Subsidiary which is a party to any Credit Document.

         "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "DEFAULTING LENDER" shall mean any Lender with, respect to which a Lender Default is in effect.

         "DESIGNATED HEDGE AGREEMENT" shall mean any Hedge Agreement to which the Borrower or any of its Subsidiaries is a party which, pursuant to a written instrument signed by the Administrative Agent, has been designated as a Designated Hedge Agreement so that the Borrower's or Subsidiaries's counterparty's credit exposure thereunder will be entitled to share in the benefits of the Subsidiary Guaranty and the Security Documents to the extent such Subsidiary Guaranty and Security Documents provide guarantees or security for creditors of the Borrower or any Subsidiary under Designated Hedge Agreements. The Administrative Agent may, without the approval or consent of the Lenders, designate a Hedge Agreement as a Designated Hedge Agreement if the counterparty is a Lender or an Affiliate of a Lender and the maximum credit exposure of such counterparty under such Hedge Agreement to the Borrower and its Subsidiaries is reasonably determined by the Administrative Agent, in accordance with its own customary valuation practices, not to exceed $3,000,000; however, if the counterparty is not a Lender or an Affiliate of a Lender, or such credit exposure is so determined by the Administrative Agent to be greater than $3,000,000, the Administrative Agent shall only designate the Hedge Agreement involving such counterparty as a Designated Hedge Agreement if the Administrative Agent is instructed to do so by the Required Lenders. As a matter of present intention, the Administrative Agent intends to offer to Lenders the opportunity to participate in any Designated Hedge Agreement arranged by it. The Administrative Agent may impose as a condition to any designation of a Designated Hedge Agreement a requirement that the counterparty enter into an intercreditor or similar agreement with the Administrative Agent under which recoveries from the Borrower and its Subsidiaries with respect to such Designated Hedge Agreement will be shared in a manner consistent with the provisions of section 10.3 hereof.

         "DOLLARS", "U.S. DOLLARS" and the sign "$" each means lawful money of the United States.

         "DOMESTIC LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its Domestic Lending Office in Annex I or in the Assignment Agreement pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "EBIT" shall mean, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, and (iii) Total Interest Expense, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "EBITDA" shall mean, for any period, (A) the sum of the amounts for such period of (i) EBIT, (ii) depreciation and amortization, and (iii) extraordinary, infrequent or unusual, and other non-recurring non-cash losses and non-cash charges, LESS (B) gains on sales of assets (excluding sales in the ordinary course of business) and extraordinary gains, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "EFFECTIVE DATE" shall have the meaning provided in section 13.10.

         "ELIGIBLE TRANSFEREE" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), in each case which

                  (i) so long as no Default under section 10.1(a) or Event of Default shall have occurred and be continuing, and so long as the financial covenants contained in sections 9.7 through 9.13 of this Agreement have not been modified (or compliance therewith waived) following a deterioration in the financial condition or results of operations of the Borrower and its Subsidiaries, is not disapproved in writing by the Borrower in a notice given to a requesting Lender and the Administrative Agent, specifying the reasons for such disapproval, within five Business Days following the giving of notice to the Borrower of the identity of any proposed transferee (any such disapproval by the Borrower must be reasonable), and

                  (ii) is not a direct competitor of the Borrower or engaged in the same or similar business as the Borrower, or any of its respective Subsidiaries or is not an Affiliate of any such competitors of the Borrower or any of its respective Subsidiaries.

         "ENVIRONMENTAL CLAIMS" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings arising under any Environmental Law or any permit issued under any such law (hereafter "CLAIMS"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and
(b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "ENVIRONMENTAL LAW" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued to or rendered against the Borrower or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Sec. 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. Sec. 7401 ET SEQ.; the Safe Drinking Water Act,

42 U.S.C. Sec. 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Sec. 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Sec. 11001 ET SEQ., the Hazardous Material Transportation Act, 49 U.S.C. Sec. 1801 ET SEQ. and the Occupational Safety and Health Act, 29 U.S.C. Sec. 651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA AFFILIATE" shall mean each person (as defined in section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of section 414(b),(c),
(m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

         "EUROCURRENCY LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its Eurocurrency Lending Office in Annex I or in the Assignment Agreement pursuant to which it became a Lender, or such other office or offices (for Eurocurrency Loans denominated in Dollars or particular Alternative Currencies) of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "EUROCURRENCY LOANS" shall mean each Loan, denominated in U.S. Dollars or in an Alternative Currency, bearing interest at the rates provided in section 2.7(b).

         "EUROCURRENCY RATE" shall mean with respect to each Interest Period for a Eurocurrency Loan, (A) either (i) the rate per annum for deposits in Dollars or in the relevant Alternative Currency for a maturity most nearly comparable to such Interest Period which appears on page 3740 or 3750, as applicable, of the Dow Jones Telerate Screen as of 11:00 A.M. (local time at the Notice Office) on the date which is two Business Days prior to the commencement of such Interest Period, or (ii) if such a rate does not appear on such a page, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or in the relevant Alternative Currency are offered to each of the Reference Banks by prime banks in the London interbank Eurocurrency market for deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurocurrency Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurocurrency Loan, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, in each case divided (and rounded upward to the nearest whole multiple of 1/16th of 1%) by (B) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

         "EVENT OF DEFAULT" shall have the meaning provided in section 10.1.

         "EXISTING INDEBTEDNESS" shall have the meaning provided in section
7.18.

         "EXISTING INDEBTEDNESS AGREEMENTS" shall have the meaning provided in section 7.18.

         "EXISTING LETTER OF CREDIT" shall have the meaning provided in section 3.1(d).

         "FACING FEE" shall have the meaning provided in section 4.1(c).

         "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business
Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

         "FEES" shall mean all amounts payable pursuant to, or referred to in, section 4.1.

         "FOREIGN SUBSIDIARY" shall mean any Subsidiary (i) substantially all of whose assets and properties are located, or substantially all of whose business is carried on, outside the United States, or (ii) substantially all of whose assets consist of Subsidiaries that are Foreign Subsidiaries as defined in clause (i) of this definition.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of section 9, including defined terms as used therein, are subject (to the extent provided therein) to section 13.7(a).

         "GUARANTEED OBLIGATIONS" shall have the meaning provided in section
12.1.

         "GUARANTY OBLIGATIONS" shall mean as to any person (without duplication) any obligation of such person guaranteeing any Indebtedness ("PRIMARY INDEBTEDNESS") of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or
(d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, PROVIDED, HOWEVER, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

         "HEDGE AGREEMENT" shall mean (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates, and (ii) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement designed to protect against fluctuations in currency exchange rates.

         "HAZARDOUS MATERIALS" shall mean (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous wastes", "restrictive hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect under any applicable Environmental Law.

         "INDEBTEDNESS" of any person shall mean without duplication:

                  (i) all indebtedness of such person for borrowed money,

                  (ii) all bonds, notes, debentures and similar debt securities of such person,

                  (iii) the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such person,

                  (iv) the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder,

                  (v) all Indebtedness of a second person secured by any Lien on any property owned by such first person, whether or not such indebtedness has been assumed,

                  (vi) all Capitalized Lease Obligations of such person,

                  (vii) all obligations of such person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations,

                  (viii) all net obligations of such person under Hedge Agreements,

                  (ix) the full outstanding balance of trade receivables sold with full or limited recourse, other than solely for purposes of collection of delinquent accounts, and

                  (x) all Guaranty Obligations of such person,

PROVIDED that neither trade payables and accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness, shall constitute Indebtedness.

         "INITIAL BORROWING DATE" shall mean the date, on or after the Effective Date, upon which the conditions specified in section 6.1 are satisfied.

         "INTEREST COVERAGE RATIO" shall mean, for any Testing Period, the ratio of (i) the sum of EBIT and amortization, to (ii) Total Interest Expense, in each case on a consolidated basis for the Borrower and its Subsidiaries for such Testing Period.

         "INTEREST PERIOD" with respect to any Eurocurrency Loan shall mean the interest period applicable thereto, as determined pursuant to section 2.8.

         "LEASEHOLDS" of any person means all the right, title and interest of such person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

         "LENDER" shall have the meaning provided in the first paragraph of this Agreement.

         "LENDER DEFAULT" shall mean (i) the refusal (which has not been retracted) of a Lender in violation of the requirements of this Agreement to make available its portion of any incurrence of Loans or to fund its portion of any unreimbursed payment under section 3.4(c) or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under section 2.1 and/or section 3.4(c), in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

         "LENDER REGISTER" shall have the meaning provided in section 13.16.

         "LETTER OF CREDIT" shall have the meaning provided in section 3.1(a).

         "LETTER OF CREDIT DOCUMENTS" shall have the meaning specified in section 3.2(a).

         "LETTER OF CREDIT FEE" shall have the meaning provided in section
4.1(b).

         "LETTER OF CREDIT ISSUER" shall mean (i) in respect of each Existing Letter of Credit, the Lender that has issued same as of the Effective Date; (ii) in any other case, any of the original Lenders named in this Agreement;

and/or (iii) any other Lender that is requested, and agrees, to so act by the Borrower, and is approved by the Administrative Agent and the Required Lenders; PROVIDED, that unless otherwise agreed by the Borrower, NCB and NBD Bank, NBD Bank will act as the Letter of Credit Issuer for Letters of Credit issued after the Effective Date for any of the purposes contemplated by clause (ii) of section 3.1(a).

         "LETTER OF CREDIT OUTSTANDINGS" shall mean, at anytime, the sum, without duplication, of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings.

         "LETTER OF CREDIT REQUEST" shall have the meaning provided in section 3.2(a).

         "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

         "LOAN" shall have the meaning provided in section 2.1.

         "MARGIN STOCK" shall have the meaning provided in Regulation U.

         "MATERIAL ADVERSE EFFECT" (i) when used with reference to either (x) the Borrower, or (y) any of its Subsidiaries, shall mean a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole; or (ii) when used with reference to any other person, shall mean a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of such person and its Subsidiaries, taken as a whole.

         "MATERIAL SUBSIDIARY" shall mean, at any time, with reference to any person, any Subsidiary of such person (i) that has assets at such time comprising 5% or more of the consolidated assets of such person and its Subsidiaries, or (ii) whose operations in the current fiscal year are expected to, or whose operations in the most recent fiscal year did (or would have if such person had been a Subsidiary for such entire fiscal year), represent 5% or more of the consolidated earnings before interest, taxes, depreciation and amortization of such person and its Subsidiaries for such fiscal year.

         "MATURITY DATE" shall mean December 31, 2000, unless earlier terminated, or extended in accordance with section 4.4.

         "MINIMUM BORROWING AMOUNT" shall mean (i) for Loans which are Prime Rate Loans, $1,000,000, with minimum increments thereafter of $250,000 and (ii) for Loans which are Eurocurrency Loans, $1,000,000 (or the substantial equivalent thereof in any Alternative Currency), with minimum increments thereafter of $500,000 (or the substantial equivalent thereof in any Alternative Currency).

         "MOODY'S" shall mean Moody's Investors Service, Inc. and its successors.

         "MULTIEMPLOYER PLAN" shall mean a multiemployer plan, as defined in section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

         "MULTIPLE EMPLOYER PLAN" shall mean an employee benefit plan, other than a Multiemployer Plan, to which the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

         "NCB" shall mean National City Bank, a national banking association, together with its successors and assigns.

         "NET CASH PROCEEDS" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (i) reasonable and customary expenses of sale incurred in connection with such Asset Sale, and other reasonable and customary fees and expenses incurred, and all state, and local taxes paid or reasonably estimated to be payable by such person, as a consequence of such Asset Sale and the payment of principal, premium and interest of Indebtedness secured by the asset which is the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale,
(ii) amounts of any distributions payable to holders of minority interests in the relevant person or in the relevant property or assets and (iii) incremental income taxes paid or payable as a result thereof.

         "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "NON-DEFAULTING LENDER" shall mean each Lender other than a Defaulting Lender.

         "NOTE" shall have the meaning provided in section 2.5(a).

         "NOTICE OF BORROWING" shall have the meaning provided in section
2.3(a).

         "NOTICE OF CONVERSION" shall have the meaning provided in section
2.6(a).

         "NOTICE OF REDENOMINATION" shall have the meaning provided in section 2.6(b).

         "NOTICE OFFICE" shall mean the office of the Administrative Agent at 1900 East Ninth Street, Cleveland, Ohio 44114, Attention: Anthony J. DiMare, Senior Vice President (telephone: (216) 575-3344; facsimile: (216) 575-9396), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Borrower from time to time.

         "OBLIGATIONS" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Borrower to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

         "PARTICIPANT" shall have the meaning provided in section 3.4(a).

         "PAYMENT OFFICE" shall mean the office of the Administrative Agent at 1900 East Ninth Street, Cleveland, Ohio 44114, Attention: Connie Djukic (telephone: (216) 575-2578; facsimile: (216) 575-9396), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Borrower from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "PERCENTAGE" shall mean at any time for any Lender, the percentage obtained by dividing such Lender's Commitment by the Total Commitment, PROVIDED, that if the Total Commitment has been terminated, the Percentage for each Lender shall be determined by dividing such Lender's Commitment immediately prior to such termination by the Total Commitment immediately prior to such termination.

         "PERMITTED ACQUISITION" shall mean and include any Acquisition as to which all of the following conditions are satisfied:

                  (i) such transaction is not actively opposed by the Board of Directors (or similar governing body) of the selling person or the person whose equity interests are to be acquired, UNLESS all of the Lenders consent to such transaction;

                  (ii) the aggregate consideration for such transaction (including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of any acquired person or persons), does not exceed $10,000,000, UNLESS the Required Lenders consent to such transaction; PROVIDED that this limitation shall not apply to the acquisition of the company identified to the Lenders prior to the Effective Date if the aggregate consideration does not exceed $15,000,000 plus 600,000 shares of the Borrower's common stock; and

                  (iii) such Acquisition would not involve the Borrower and its Subsidiaries in a business which is not similar or related to the businesses engaged in by the Borrower and its Subsidiaries on the Effective Date.

Notwithstanding the foregoing, the term Permitted Acquisition does not include
(x) the acquisition of Ruud Lighting, Inc.; (y) any Consolidated Capital Expenditures; or (z) any loans, advances or investments (including investments in joint ventures) otherwise permitted pursuant to section 9.5.

         "PERMITTED LIENS" shall mean Liens described in section 9.3.

         "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" shall mean any multiemployer or single-employer plan as defined in section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute by) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

         "PLEDGE AGREEMENT" shall have the meaning provided in section 6.1(c).

         "PRIME RATE" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by the Administrative Agent at its principal office, from time to time, as its prime rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; and (ii) the Federal Funds Effective Rate in effect from time to time PLUS 1/2 of 1% per annum.

         "PRIME RATE LOAN" shall mean each Loan, denominated in U. S. Dollars, bearing interest at the rates provided in section 2.7(a).

         "PROHIBITED TRANSACTION" shall mean a transaction with respect to a Plan that is prohibited under section 4975 of the Code or section 406 of ERISA and not exempt under section 4975 of the Code or section 408 of ERISA.

         "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Sec. 6901 et seq.

         "REAL PROPERTY" of any person shall mean all of the right, title and interest of such person in and to land, improvements and fixtures, including Leaseholds.

         "REDENOMINATE", "REDENOMINATION" and "REDENOMINATED" each refers to redenomination of each Eurocurrency Loan comprising the same Borrowing from Dollars into an Alternative Currency or from an Alternative Currency into Dollars or another Alternative Currency pursuant to section 2.6.

         "REFERENCE BANKS" shall mean (i) NCB, NBD Bank, and PNC Bank, National Association, and (ii) any other Lender or Lenders selected as a Reference Bank by the Administrative Agent and the Required Lenders, PROVIDED, that if any of such Reference Banks is no longer a Lender, such other Lender or Lenders as may be selected by the Administrative Agent acting on instructions from the Required Lenders.

         "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

         "REPORTABLE EVENT" shall mean an event described in section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation section 2615.

         "REQUIRED LENDERS" shall mean Non-Defaulting Lenders whose outstanding Loans and Unutilized Commitments constitute at least 66+2/3% of the sum of the total outstanding Loans and Unutilized Commitments of Non-Defaulting Lenders (PROVIDED that, for purposes hereof, neither the Borrower, nor any of its Affiliates, shall be included in (i) the Lenders holding such amount of the Loans or having such amount of the Unutilized Commitments, or (ii) determining the aggregate unpaid principal amount of the Loans or Unutilized Commitments).

         "RUUD ACQUISITION DOCUMENTS" shall have the meaning provided in section 6.1(l).

         "SALE AND LEASE-BACK TRANSACTION" shall mean any arrangement with any person providing for the leasing by the Borrower or any Subsidiary of the Borrower of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Borrower and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Borrower or such Subsidiary to such person.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SEC REGULATION D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

         "SECTION 5.4(B)(II) CERTIFICATE" shall have the meaning provided in section 5.4(b)(ii).

         "SECURITY AGREEMENT" shall have the meaning provided in section 6.1(c).

         "SECURITY DOCUMENTS" shall mean the Security Agreement, the Pledge Agreement and each other document pursuant to which any Lien or security interest is granted by any Credit Party to the Collateral Agent as security for any of the Obligations.

         "SEPARATE DOCUMENTARY LETTER OF CREDIT OBLIGATIONS" shall mean all obligations of the Borrower or any of its Subsidiaries under documentary letters of credit issued by NCB as contemplated by section 3.7.

         "STATED AMOUNT" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

         "SUBSIDIARY" of any person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

         "SUBSIDIARY GUARANTY" shall have the meaning provided in section
6.1(c).

         "SUBORDINATED INDEBTEDNESS" shall mean any Indebtedness which has been subordinated to the Obligations in such manner and to such extent as the Required Lenders may require.

         "TESTING PERIOD" shall mean for any determination a single period consisting of the four consecutive fiscal quarters of the Borrower most recently ended (whether or not such quarters are all within the same fiscal year).

         "TOTAL COMMITMENT" shall mean the sum of the Commitments of the Lenders.

         "TOTAL INDEBTEDNESS" shall mean the sum (without duplication) of the following, for the Borrower and/or any of its Subsidiaries, all as determined on a consolidated basis of:

                  (i) all indebtedness for borrowed money,

                  (ii) all bonds, notes, debentures and similar debt securities,

                  (iii) the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of a consolidated balance sheet of the Borrower and its Subsidiaries,

                  (iv) the face amount of all letters of credit issued for the account of the Borrower or any Subsidiary, and, without duplication, all drafts drawn thereunder, EXCEPT that, to the extent any such letters of credit support Indebtedness of a Subsidiary referred to in section 9.4(b) hereof, such amount shall only be counted (without duplication) to the extent of the principal amount of such Indebtedness of such Subsidiary which is outstanding;

                  (v) all Indebtedness of a second person secured by any Lien on any property owned by such first person, whether or not such Indebtedness has been assumed,

                  (vi) all Capitalized Lease Obligations,

                  (vii) all obligations of the Borrower or any Subsidiary to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations,

                  (viii) the full outstanding balance of trade receivables sold with full or limited recourse, other than solely for purposes of collection of delinquent accounts, PROVIDED that if the structure of any receivables sales program provides for "over-collateralization", the outstanding balance of the trade receivables attributable to the "over-collateralization" may be excluded, and

                  (ix) all Guaranty Obligations of such person,

PROVIDED that neither trade payables and accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness, shall be included.

         "TOTAL INTEREST EXPENSE" shall mean, for any period, (i) total interest expense (including that which is attributable to Capital Leases, in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedge Agreements, but excluding, however, any amortization of deferred financing costs, all as determined in accordance with GAAP, MINUS (ii) gross interest income of the Borrower and its Subsidiaries on a consolidated basis, all as determined in accordance with GAAP.

         "TOTAL LIABILITIES" shall mean the sum (without duplication) of (i) Total Indebtedness, and (ii) all other liabilities which in accordance with GAAP which would be shown on a consolidated balance sheet as liabilities, all as determined on a consolidated basis for the Borrower and its Subsidiaries.

         "TYPE" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Prime Rate Loan or a Eurocurrency Loan.

         "UCC" shall mean the Uniform Commercial Code.

         "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

         "UNITED STATES" and "U.S." each means United States of America.

         "UNPAID DRAWING" shall have the meaning provided in section 3.3(a).

         "UNUTILIZED COMMITMENT" for any Lender at any time shall mean the excess of (i) such Lender's Commitment at such time over (ii) the sum of the principal amount of Loans made by such Lender and outstanding at such time and
(y) such Lender's Percentage of Letter of Credit Outstandings at such time.

         "UNUTILIZED TOTAL COMMITMENT" shall mean, at any time, the excess of
(i) the Total Commitment at such time over (ii) the sum of (x) the aggregate principal amount of all Loans then outstanding plus (y) the aggregate Letter of Credit Outstandings at such time.

         "VALUE" shall mean, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value in the opinion of the Borrower, acting in good faith, of such property at the time of entering into such Sale and Lease-Back Transaction.

         "WHOLLY-OWNED SUBSIDIARY" shall mean each Subsidiary of the Borrower at least 95% of whose capital stock, equity interests and partnership interests, other than director's qualifying shares or similar interests, are owned directly or indirectly by the Borrower.

         "WRITTEN", "WRITTEN" or "IN WRITING" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

         1.2. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         1.3. ACCOUNTING TERMS. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision of section 8 or 9 hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof to such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any such provision hereof for such purposes), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with the requirements of this Agreement.

         1.4. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to sections, Annexes and Exhibits shall be construed to refer to sections of, and Annexes and Exhibits to, this Agreement, and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing.

         1.5. CURRENCY EQUIVALENTS. For purposes of this Agreement, except as otherwise specified herein, (i) the equivalent in Dollars of any Alternative Currency shall be determined by using the quoted spot rate at which the Administrative Agent offers to exchange Dollars for such Alternative Currency at its Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined, (ii) the equivalent in any Alternative Currency of any other Alternative Currency shall be determined by using the quoted spot rate at which the Administrative Agent's Payment Office offers to exchange such Alternative Currency for the equivalent in Dollars of such other Alternative Currency at such Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined, and (iii) the equivalent in any Alternative Currency of Dollars shall be determined by using the quoted spot rate at which the Administrative Agent's Payment Office offers to exchange such Alternative Currency for Dollars at the Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined; provided, that (A) the equivalent in Dollars of each Eurocurrency Loan made in an Alternative Currency shall be recalculated hereunder on each date that it shall be necessary (or the Administrative Agent shall elect) to determine the unused portion of each Lender's Commitment, or any or all Loan or Loans outstanding on such date; (B) the equivalent in Dollars of any Unpaid Drawing in respect of any Letter of Credit denominated in an Alternative Currency shall be determined at the time the drawing under such Letter of Credit was paid or disbursed by the applicable Letter of Credit Issuer; (C) for purposes of sections 2.1(a), 3.1(b) and 5.2(a), the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in an Alternative Currency shall be calculated (x) on the date of the issuance of the respective Letter of Credit, (y) on the first Business Day of each calendar month thereafter and (z) in any other case where the same is required or permitted to be calculated, on such other day as the Administrative Agent may, in its sole discretion, consider appropriate; and (D) for purposes of sections 4.1(b) and (c), the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in an Alternative Currency shall be calculated on the first day of each calendar month in the quarterly period in which the respective payment is due pursuant to said sections.


     SECTION 2. AMOUNT AND TERMS OF LOANS.

         2.1. COMMITMENTS FOR LOANS. Subject to and upon the terms and conditions set forth in this Agreement, each Lender severally agrees to make a loan or loans (each a "LOAN" and, collectively, the "LOANS") to the Borrower, which Loans shall be drawn, in accordance with the following provisions: (a) Loans may be made pursuant to a Borrowing by the Borrower at any time and from time to time on and after the Initial Borrowing Date and prior to the Maturity Date; (b) Loans may, except as otherwise provided, at the option of the Borrower, be incurred and maintained as, or converted or Redenominated into, Loans which are Prime Rate Loans or Eurocurrency Loans, denominated in Dollars or an Alternative Currency, PROVIDED that all Loans made as part of the same Borrowing by the Borrower shall, unless otherwise specifically provided herein, consist of Loans of the same Type and currency; and provided, further, that the aggregate outstanding principal amount of Loans to the Borrower denominated in any Alternative Currency shall not exceed $8,000,000 at any time outstanding;
(c) Loans may be repaid or prepaid and reborrowed in accordance with the provisions hereof; and (d) Loans shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the product at such time of (i) such Lender's Percentage, times (ii) the aggregate Letter of Credit Outstandings, equals the Commitment of such Lender at such time.

         2.2. MINIMUM BORROWING AMOUNTS, ETC.; Pro Rata Borrowings. (a) The aggregate principal amount of each Borrowing by the Borrower shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred by the Borrower on any day, provided that (i) if there are two or more Borrowings on a single day by the Borrower which consist of Eurocurrency Loans denominated in the same currency, each such Borrowing shall have a different initial Interest Period, and (ii) at no time shall there be more than 14 Borrowings of Eurocurrency Loans outstanding hereunder.

         (b) All Borrowings shall be made by the Lenders pro rata on the basis of their respective Commitments. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

         2.3. NOTICE OF BORROWING. (a) Whenever the Borrower desires to incur Loans, the Borrower shall give the Administrative Agent at its Notice Office,

                  (A) BORROWINGS OF EUROCURRENCY LOANS DENOMINATED IN DOLLARS: prior to 11:00 A.M. (local time at its Notice Office), at least three Business Days' prior written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of each Borrowing of Eurocurrency Loans denominated in Dollars to be made hereunder,

                  (B) BORROWINGS OF EUROCURRENCY LOANS DENOMINATED IN AN ALTERNATIVE CURRENCY: prior to 11:00 A.M. (local time at its Notice Office), at least five Business Days' prior written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of each Borrowing of Loans consisting of Eurocurrency Loans denominated in an Alternative Currency to be made hereunder, or

                  (C) BORROWINGS OF PRIME RATE LOANS: prior to 11:00 A.M. (local time at its Notice Office) on the proposed date thereof written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of each Borrowing of Prime Rate Loans to be made hereunder.

Each such notice (each such notice, a "NOTICE OF BORROWING") shall (if requested by the Administrative Agent to be confirmed in writing), be substantially in the form of Exhibit B-1, and in any event shall be irrevocable and shall specify:
(i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing; (ii) the date of the Borrowing (which shall be a Business Day); (iii) whether the Borrowing shall consist of Prime Rate Loans or Eurocurrency Loans;
(iv) if the requested Borrowing consists of Eurocurrency Loans, the Interest Period to be initially applicable thereto; and (v) in the case of a requested Borrowing consisting of Loans which are Eurocurrency Loans, the currency, if other than Dollars, in which such Loans are requested. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing relating thereto.

         (b) In the case of a proposed Borrowing comprised of Loans which are Eurocurrency Loans denominated in an Alternative Currency, the obligation of each affected Lender to make its Eurocurrency Loan in the requested Alternative Currency as part of such Borrowing is subject to:

                  (A) if such requested Alternative Currency is an Alternative Currency described in clause (i) of the definition of the term Alternative Currency, the confirmation by the Administrative Agent to the Borrower not later than the fourth Business Day before the requested date of such Borrowing that such Alternative Currency is readily and freely transferable and convertible into Dollars, or

                  (B) if such requested Alternative Currency is not an Alternative Currency described in clause (i) of the definition of the term Alternative Currency, the confirmation by such Lender to the Administrative Agent not later than the fourth Business Day before the requested date of such Borrowing that such

         Alternative Currency is acceptable to such Lender, which confirmation shall be notified immediately by the Administrative Agent to the Borrower.

If the Administrative Agent shall not have provided the confirmation referred to in clause (A) above, or any affected Lender shall not have so provided to the Administrative Agent the confirmation referred to in clause (B) above, the Administrative Agent shall promptly notify the Borrower and each affected Lender that a Lender has not provided any such confirmation referred to in such clause
(B), whereupon the Borrower may, by notice to the Administrative Agent not later than the third Business Day before the requested date of such Borrowing, withdraw the Notice of Borrowing relating to such requested Borrowing. If the Borrower does so withdraw such Notice of Borrowing, the Borrowing requested in such Notice of Borrowing shall not occur and the Administrative Agent shall promptly so notify each affected Lender. If the Borrower does not so withdraw such Notice of Borrowing, the Administrative Agent shall promptly so notify each affected Lender and such Notice of Borrowing shall be deemed to be a Notice of Borrowing which requests a Borrowing of Loans comprised of Eurocurrency Loans in an aggregate amount in Dollars equivalent, on the date the Administrative Agent so notifies each affected Lender, to the amount of the originally requested Borrowing in an Alternative Currency; and in such notice by the Administrative Agent to each affected Lender the Administrative Agent shall state such aggregate equivalent amount of such Borrowing in Dollars and such Lender's ratable portion of such Borrowing.

         (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

         2.4. DISBURSEMENT OF FUNDS FROM BORROWINGS. (a) No later than 2:00 P.M. (local time at the Payment Office of the Administrative Agent) on the date specified in each Notice of Borrowing relating to Eurocurrency Loans, and no later than 2:00 P.M. (local time at the Payment Office of the Administrative Agent) on the date specified in each Notice of Borrowing relating to Prime Rate Loans, each Lender will make available its pro rata share of each Borrowing requested to be made on such date in the manner provided below. All amounts relating to any Borrowing by the Borrower shall be made available to the Administrative Agent in U.S. dollars or the applicable Alternative Currency and immediately available funds at the Administrative Agent's Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at such Payment Office, or at such other account in another financial institution designated by the Borrower to the Administrative Agent, the aggregate of the amounts so made available in the currency and type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a rate per annum equal to (x) if paid by such Lender, at the overnight Federal Funds Effective Rate, in the case of any Loan denominated in Dollars, or at the weighted average overnite or weekend borrowing rate for immediately available and freely transferrable funds in the applicable Alternative Currency which is offered to the Administrative Agent in the international markets, in the case of any Loan denominated in an Alternative Currency, or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with section 2.7, for the respective Loan (but without any requirement to pay any amounts in respect thereof pursuant to section 2.10).

         (b) Nothing herein and no subsequent termination of the Commitments pursuant to section 4.2 or 4.3 shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder and in existence from time to time or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         2.5. Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Lender shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A (each a "Note" and, collectively, the "Notes").

         (b) The Note issued by the Borrower to a Lender shall: (i) be executed by the Borrower; (ii) be payable to the order of such Lender and be dated on or prior to the date the first Loan outstanding thereunder is made; (iii) be payable in the principal amount of Loans evidenced thereby; (iv) mature on the Maturity Date; (v) bear interest as provided in section 2.7 in respect of the Prime Rate Loans or Eurocurrency Loans, as the case may be, evidenced thereby;
(vi) be subject to mandatory prepayment as provided in section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (c) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of the Notes issued to it by the Borrower, endorse on the reverse side thereof or the grid attached thereto the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Loans.

         2.6. VOLUNTARY CONVERSION OF DOLLAR DENOMINATED LOANS; REDENOMINATION OF LOANS. (a) The Borrower shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of its Loans denominated in Dollars of one Type owing by it into a Borrowing or Borrowings of another Type of Loans denominated in Dollars which can be made by the Borrower, provided that: (i) no partial conversion of a Borrowing of Eurocurrency Loans shall reduce the outstanding principal amount of the Eurocurrency Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto; (ii) any conversion of Eurocurrency Loans into Prime Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurocurrency Loans; (iii) Prime Rate Loans may only be converted into Eurocurrency Loans if no Default under section 10.1(a) or Event of Default is in existence on the date of the conversion unless the Required Lenders otherwise agree; and (iv) Borrowings of Eurocurrency Loans resulting from this section 2.6 shall conform to the requirements of section
2.2. Each such conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 11:00 A.M. (local time at such Notice Office), at least three Business Days' (or prior to 11:00 A.M. (local time at such Notice Office) same Business Day's, in the case of a conversion into Prime Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing if so requested by the Administrative Agent) (each a "NOTICE OF CONVERSION"), substantially in the form of Exhibit B-2, specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurocurrency Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. For the avoidance of doubt, the prepayment or repayment of any Loans out of the proceeds of other Loans by the Borrower is not considered a conversion of Loans into other Loans.

         (b) The Borrower may, upon notice given to the Administrative Agent at least five Business Days prior to the date of the proposed Redenomination, request that all Loans comprising the same Borrowing by the Borrower be Redenominated from Dollars into an Alternative Currency or from an Alternative Currency into Dollars or another Alternative Currency; PROVIDED, HOWEVER, that any Redenomination of Eurocurrency Loans shall be made on, and only on, the last day of an Interest Period for such Loans; and PROVIDED, FURTHER, that no Redenomination shall be made which would cause any Prime Rate Loans to be denominated in any currency other than Dollars.. Each such notice of request of a Redenomination (a "NOTICE OF REDENOMINATION") shall be by telecopier, telex or cable (confirmed immediately in writing if so requested by the Administrative Agent), in substantially the form of Exhibit

B-4 hereto, specifying (i) the Loans comprising the Borrowing to be Redenominated, (iii) the date of the proposed Redenomination (which shall be a Business Day), (iv) the currency into which such Loans are to be Redenominated, and (v) if such Loans as so Redenominated are to be Eurocurrency Loans, the duration of the Interest Period for such Loans upon being so Redenominated. The Administrative Agent shall promptly notify each affected Lender of any such requested Redenomination. In the case of a Notice of Redenomination which requests a Redenomination of Loans into an Alternative Currency, such Redenomination is subject to the confirmation by each Lender to the Administrative Agent, not later than the third Business Day before the requested date of such Redenomination that such Lender agrees to such Redenomination, which confirmation shall be notified immediately by the Administrative Agent to the Borrower. If any affected Lender shall not have so provided to the Administrative Agent such confirmation, the requested Redenomination will not occur and the Administrative Agent shall promptly notify the Borrower and each affected Lender that a Lender has not provided such confirmation and that the requested Redenomination will not occur. If each affected Lender shall have so provided to the Administrative Agent such confirmation or if such Notice of Redenomination requests a Redenomination of Loans into Dollars, each Loan so requested to be Redenominated will be Redenominated, on the date specified therefor in such Notice of Redenomination, into an equivalent amount thereof in the currency requested in such Notice of Redenomination, such equivalent amount to be determined on such date by the Administrative Agent in accordance with section 1.4, and in the case of any such Loan being so Redenominated which will be a Eurocurrency Loan, such Eurocurrency Loan will have an initial Interest Period as requested in such Notice of Redenomination.

         2.7. INTEREST ON LOANS. (a) The unpaid principal amount of each Loan which is a Prime Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a fluctuating rate per annum which shall at all times be equal to the Prime Rate in effect from time to time plus the Applicable Prime Rate Margin (as defined below) in effect at the time.

         (b) The unpaid principal amount of each Loan which is a Eurocurrency Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurocurrency Margin (as defined below) for such Loan plus the relevant Eurocurrency Rate.

         (c) Notwithstanding the above provisions, if a Default under section 10.1(a) or Event of Default is in existence, all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan shall bear interest, payable on demand, at a fluctuating rate per annum equal at all times to 2% per annum above the Prime Rate in effect from time to time. If any amount (other than the principal of and interest on the Loans) payable by the Borrower under the Credit Documents is not paid when due, such amount shall bear interest, payable on demand, at a fluctuating rate per annum equal at all times to 2% per annum above the Prime Rate in effect from time to time.

         (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable (i) in respect of each Prime Rate Loan, quarterly in arrears on the last Business Day of March, June, September and December, (ii) in respect of each Eurocurrency Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period, and (iii) in respect of each Loan, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (e) All computations of interest hereunder shall be made in accordance with section 13.7(b).

         (f) Each Reference Bank agrees to furnish the Administrative Agent timely information for the purpose of determining the Eurocurrency Rate for any Borrowing consisting of Eurocurrency Loans. If any one or more of the Reference Banks shall not timely furnish such information, the Administrative Agent shall determine the Eurocurrency Rate on the basis of timely information furnished by the remaining Reference Banks. The Administrative Agent upon determining the interest rate for any Borrowing shall promptly notify the Borrower and the Lenders thereof.

         (g) As used herein, the term "APPLICABLE EUROCURRENCY MARGIN", as applied to any Loan which is a Eurocurrency Loan, means 75 basis points per annum, and the term "APPLICABLE PRIME RATE MARGIN", as applied to any Loan which is a Prime Rate Loan, means zero basis points per annum; provided, that subsequent to the fiscal quarter of the Borrower ended nearest to March 31, 1998, the Applicable Eurocurrency Margin and the Applicable Prime Rate Margin will be determined by the Administrative Agent in accordance with the Pricing Grid Table which appears below, based on the Borrower's ratio of Total Indebtedness to EBITDA referred to in section 9.7 and identified in such Table. Changes in the Applicable Eurocurrency Margin and Applicable Prime Rate Margin based upon changes in such ratio shall become effective on the first day of the month following the receipt by the Administrative Agent pursuant to section 8.1(a) or (b) of the financial statements of the Borrower, accompanied by the certificate referred to in section 8.1(c), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements; PROVIDED that if any financial statements referred to in section 8.1(a) or (b), or the related certificate referred to in section 8.1(c), are not timely delivered, the Administrative Agent may determine the Applicable Eurocurrency Margin and the Applicable Prime Rate Margin based upon a good faith estimate by the Borrower of such ratio as in effect at the end of the applicable period to be covered (in whole or in part) by such financial statements, PROVIDED, FURTHER, that if upon delivery of such delinquent financial statements and related certificate, such financial statements indicate that such good faith estimate was incorrect and, as a result thereof, the Applicable Eurocurrency Margin or Applicable Prime Rate Margin for any Loans was too low at such determination, the Applicable Eurocurrency Margin or Applicable Prime Rate Margin, as the case may be, for such Loans shall be increased, as appropriate, with retroactive effect to the date of the change made on the basis of such determination, and the Borrower will immediately pay to the Administrative Agent, for the account of the Lenders all additional interest due by reason of such increased Applicable Eurocurrency Margin or Applicable Prime Rate Margin, as the case may be. Any changes in the Applicable Eurocurrency Margin or Applicable Prime Rate Margin shall be determined by the Administrative Agent in accordance with the foregoing provisions and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent pursuant to this section 2.7(g) shall be conclusive and binding absent manifest error.


                               PRICING GRID TABLE
                           (Expressed in Basis Points)

----------------------------------------------------------------------------------------------------------------
                                                           APPLICABLE              APPLICABLE         APPLICABLE
       TOTAL INDEBTEDNESS/EBITDA RATIO                    EUROCURRENCY             PRIME RATE         COMMITMENT
                                                             MARGIN                  MARGIN            FEE RATE
----------------------------------------------------------------------------------------------------------------
less than 1.50 to 1.00                                         62.50                    -0-             20.00
----------------------------------------------------------------------------------------------------------------
greater than = 1.50 to 1.00 and less than 2.00 to 1.00         75.00                    -0-             22.50
----------------------------------------------------------------------------------------------------------------
greater than = 2.00 to 1.00 and less than 2.50 to 1.00        100.00                    -0-             25.00
----------------------------------------------------------------------------------------------------------------
greater than = 2.50 to 1.00 and less than 3.00 to 1.00        125.00                    -0-             27.50
----------------------------------------------------------------------------------------------------------------
greater than = 3.00 to 1.00 and less than 3.50 to 1.00        150.00                    -0-             30.00
----------------------------------------------------------------------------------------------------------------
greater than = 3.50 to 1.00                                   175.00                   25.00            37.50
----------------------------------------------------------------------------------------------------------------



         2.8. INTEREST PERIODS. (a) At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurocurrency Loans (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (local time at the applicable Notice Office) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurocurrency Loans, it shall have the right to elect by giving the Administrative Agent written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

                  (i) the initial Interest Period for any Borrowing of Eurocurrency Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Prime Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) no Interest Period for any Loan may be selected which would end after the Maturity Date; and

                  (v) no Interest Period may be elected at any time when a Default under section 10.1(a) or an Event of Default is then in existence unless the Required Lenders otherwise agree.

         (b) If upon the expiration of any Interest Period the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurocurrency Loans as provided above, (i) in the case of any such Eurocurrency Loans which are denominated in Dollars, the Borrower shall be deemed to have elected to convert such Borrowing to Prime Rate Loans effective as of the expiration date of such current Interest Period, and (ii) in the case of any such Eurocurrency Loans which are denominated in an Alternative Currency, the Borrower shall be deemed to have elected effective as of the expiration date of such current Interest Period to Redenominate such Loans from the applicable Alternative Currency into an equivalent amount thereof in Dollars, such equivalent amount to be determined on such date by the Administrative Agent in accordance with section 1.4, and to treat such Loans as so Redenominated as Prime Rate Loans.

         2.9. INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses
(ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Eurocurrency Rate for Eurocurrency Loans denominated in Dollars or in an Alternative Currency for any Interest Period that, by reason of any changes arising after the Effective Date affecting the interbank Eurocurrency market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurocurrency Rate; or

                  (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender deems material with respect to any Eurocurrency Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Eurocurrency Rate pursuant to the definition thereof); or

                  (iii) at any time, that the making or continuance of any Eurocurrency Loan denominated in Dollars or in an Alternative Currency has become unlawful by compliance by such Lender in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies;

THEN, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other applicable Lenders). Thereafter (x) in the case of clause (i) above, Eurocurrency Loans shall no longer be available in the applicable currency until such time as the Administrative Agent notifies the Borrower and the applicable Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing, Notice of Conversion or Notice of Redenomination given by or on behalf of the Borrower with respect to Eurocurrency Loans denominated in such currency which have not yet been incurred, converted or Redenominated shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing for Prime Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in section 2.9(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any Eurocurrency Loan denominated in Dollars or an Alternative Currency is affected by the circumstances described in section 2.9(a)(ii) or (iii), the Borrower may (and in the case of a Eurocurrency Loan affected pursuant to section 2.9(a)(iii) the Borrower shall) either (i) if the affected Eurocurrency Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing if requested) thereof on the same date that the Borrower was notified by a Lender pursuant to section 2.9(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Prime Rate Loans or require the affected Lender to make its requested Loan as a Prime Rate Loan, or (ii) if the affected Eurocurrency Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, require the affected Lender to convert each such Eurocurrency Loan denominated in Dollars into a Prime Rate Loan, or require the affected Lender to Redenominate each such Eurocurrency Loan denominated in an Alternative Currency into a Prime Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this section 2.9(b).

         (c) If any Lender shall have determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this section 2.9(c), will give prompt written notice thereof to the Borrower, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this section 2.9(c) upon the subsequent receipt of such notice.

         (d) Notwithstanding anything in this Agreement to the contrary, (i) no Lender shall be entitled to compensation or payment or reimbursement of other amounts under section 2.9, 3.5 or 5.4 for any amounts incurred or accruing more than 180 days prior to the giving of notice to the Borrower of additional costs or other amounts of the nature described in such sections, and (ii) no Lender shall demand compensation for any reduction referred to in section 2.9(c) or payment or reimbursement of other amounts under section 3.5 or 5.4 if it shall not at the time be the general policy or practice of such Lender to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements.

         2.10. COMPENSATION. The Borrower shall compensate each applicable Lender, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurocurrency Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurocurrency Loans by the Borrower does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by or on behalf of the Borrower or deemed withdrawn pursuant to section 2.9(a)); (ii) if any repayment, prepayment or conversion of any of its Eurocurrency Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurocurrency Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurocurrency Loans when required by the terms of this Agreement or (y) an election made pursuant to section 2.9(b).

         2.11. CHANGE OF LENDING OFFICE; REPLACEMENT OF LENDERS. (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of section 2.9(a)(ii) or (iii), 2.9(c), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Commitment affected by such event, provided that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section.

         (b) If any Lender requests any compensation, reimbursement or other payment under section 2.9(a)(ii) or (iii), 2.9(c) or 3.5 with respect to such Lender, or if the Borrower is required to pay any additional amount to any Lender or governmental authority pursuant to section 5.4, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in section 13.4(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation, reimbursement or other payments required to be made under section 2.9(a)(ii) or (iii), 2.9(c) or 3.5 with respect to such Lender, or resulting from any required payments to any Lender or governmental authority pursuant to section 5.4, such assignment will result in a reduction in such compensation, reimbursement or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

         (c) Nothing in this section 2.11 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in section 2.9,
3.5 or 5.4.

         SECTION 3. LETTERS OF CREDIT.

         3.1. LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the date that is 15 Business Days prior to the Maturity Date to issue, for the account of the Borrower or any of its Subsidiaries and in support of

                  (i) worker compensation, liability insurance, releases of contract retention obligations, contract performance guarantee requirements and other bonding obligations of the Borrower or any such Subsidiary incurred in the ordinary course of its business, and such other standby obligations of the Borrower and its Subsidiaries that are acceptable to the Letter of Credit Issuer, and/or

                  (ii) Indebtedness of any Foreign Subsidiary of the Borrower incurred as contemplated by section 9.4(b) to any other persons or persons that are acceptable to the Letter of Credit Issuer, and subject to and upon the terms and conditions herein set forth, such Letter of Credit Issuer agrees to issue from time to time, irrevocable standby letters of credit denominated in Dollars or an Alternative Currency in such form as may be approved by such Letter of Credit Issuer and the Administrative Agent (each such letter of credit (and each Existing Letter of Credit described in section 3.1(d)), a "LETTER OF CREDIT" and collectively, the "LETTERS OF CREDIT").

         (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed either (x) $15,000,000 or (y) when added to the aggregate principal amount of all Loans then outstanding, an amount equal to the Total Commitment at such time; (ii) no Letter of Credit shall be issued for any of the purposes specified in clause (i) or (ii) of section 3.1(a) if after giving effect thereto the Letter of Credit Outstandings at such time in respect of all Letters of Credit issued for the purposes specified in clauses
(i) of section 3.1(a) would exceed $5,000,000; (iii) no Letter of Credit shall be issued in support of Indebtedness of any Foreign Subsidiary of the Borrower if after giving effect thereto the Letter of Credit Outstandings at such time in respect of all Letters of Credit issued to support any Indebtedness of the Foreign Subsidiaries of the Borrower would exceed $10,500,000; and (iv) each Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (A) one year from the date of issuance thereof, unless a longer period is approved by the relevant Letter of Credit Issuer and Lenders (other than any Defaulting Lender) holding a majority of the Total Commitment, and (B) 15 Business Days prior to the Maturity Date, in each case on terms acceptable to the Administrative Agent and the relevant Letter of Credit Issuer.

         (c) Notwithstanding the foregoing, in the event a Lender Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless either (i) such Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage of the Letter of Credit Outstandings; or (ii) the issuance of such Letter of Credit, taking into account the potential failure of the Defaulting Lender or Lenders to risk participate therein, will not cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to Loans and Letter of Credit Outstandings in excess of its Commitment, and the Borrower has undertaken, for the benefit of such Letter of Credit Issuer and the Lenders (other than any Defaulting Lender), pursuant to an instrument satisfactory in form and substance to such Letter of Credit Issuer, not to thereafter incur Loans or Letter of Credit Outstandings hereunder which would cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to Loans and Letter of Credit Outstandings in excess of its Commitment.

         (d) Annex VI hereto contains a description of all letters of credit outstanding on, and to continue in effect after, the Initial Borrowing Date. Each such letter of credit issued by a bank that is or becomes a Lender under this Agreement on the Effective Date (each, an "EXISTING LETTER OF CREDIT") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of section 3.4(a), on the Initial Borrowing Date, and the Borrower, the Administrative Agent and the applicable Lenders hereby agree that, from and after such date, the terms of this Agreement shall apply to such Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof.

         3.2. LETTER OF CREDIT REQUESTS: NOTICES OF ISSUANCE. (a) Whenever it desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the Letter of Credit Issuer written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) which, if in the form of written notice shall be substantially in the form of Exhibit B-3, or transmit by electronic communication (if arrangements for doing so have been approved by the Letter of Credit Issuer), prior to 11:00 A.M. (local time at its Notice Office) at least three Business Days (or such shorter period as may be acceptable to the relevant Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a "Letter of Credit Request"), which Letter of Credit Request shall include such supporting documents that such Letter of Credit Issuer customarily requires in connection therewith (including, in the case of a Letter of Credit for an account party other than the Borrower, an application for, and if applicable a reimbursement agreement with respect to, such Letter of Credit). Any such documents executed in connection with the issuance of a Letter of Credit, including the Letter of Credit itself, are herein referred to as "LETTER OF CREDIT DOCUMENTS". In the event of any inconsistency between any of the terms or provisions of any Letter of Credit Document and the terms and provisions of this Agreement respecting Letters of Credit, the terms and provisions of this Agreement shall control. The Administrative Agent shall promptly notify each Lender of each Letter of Credit Request.

         (b) Each Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give the Administrative Agent and the Borrower written notice of the issuance of such Letter of Credit, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it. Each Letter of Credit Issuer shall provide to the Administrative Agent a quarterly (or monthly if requested by any applicable Lender) summary describing each Letter of Credit issued by such Letter of Credit Issuer and then outstanding and an identification for the relevant period of the daily aggregate Letter of Credit Outstandings represented by Letters of Credit issued by such Letter of Credit Issuer.

         3.3. AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower hereby agrees to reimburse (or cause any Subsidiary for whose account a Letter of Credit was issued to reimburse) each Letter of Credit Issuer, by making payment directly to such Letter of Credit Issuer in immediately available funds at the payment office of such Letter of Credit Issuer, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "UNPAID DRAWING") immediately after, and in any event on the date on which, such Letter of Credit Issuer notifies the Borrower (or any such Subsidiary for whose account such Letter of Credit was issued) of such payment or disbursement (which notice to the Borrower (or such Subsidiary) shall be delivered reasonably promptly after any such payment or disbursement), such payment to be made in Dollars (and in the amount which is the Dollar equivalent of any such payment or disbursement made or denominated in an Alternative Currency), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (local time at the payment office of the Letter of Credit Issuer) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the rate then applicable to Loans which are Prime Rate Loans (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), any such interest also to be payable on demand.

         (b) The Borrower's obligation under this section 3.3 to reimburse, or cause a Subsidiary to reimburse, each Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against such Letter of Credit Issuer, the Administrative Agent, any other Letter of Credit Issuer or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing, provided, however that the Borrower shall not be obligated to reimburse, or cause a Subsidiary to reimburse, a Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

         3.4. LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit (and on the Initial Borrowing Date with respect to any Existing Letter of Credit), such Letter of Credit Issuer shall be deemed to have sold and transferred to each Lender, and each such Lender (each a

"PARTICIPANT") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder, the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the Lenders as provided in section 4.1(b) and the Participants shall have no right to receive any portion of any fees of the nature contemplated by section 4.1(c)), the obligations of any Subsidiary of the Borrower under any Letter of Credit Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing. Upon any change in the Commitments of the Lenders pursuant to section 13.4(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this section 3.4 to reflect the new Percentages of the assigning and assignee Lender.

         (b) In determining whether to pay under any Letter of Credit, a Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by a Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

         (c) In the event that a Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed (or caused any applicable Subsidiary to reimburse) such amount in full to such Letter of Credit Issuer pursuant to section 3.3(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Percentage of such payment in U.S. Dollars (the Administrative Agent having determined in the case of any payment by a Letter of Credit Issuer made in an Alternative Currency the equivalent thereof in Dollars) and in same day funds, PROVIDED, HOWEVER, that no Participant shall be obligated to pay to the Administrative Agent its Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (local time at its Notice Office) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer such Participant's Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the Federal Funds Effective Rate. The failure of any Participant to make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's Percentage of any such payment.

         (d) Whenever a Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to section 3.4(c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Participant's Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations, as and to the extent so received.

         (e) The obligations of the Participants to make payments to the Administrative Agent for the account of each Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, set-off defense or other right which the Borrower (or any Subsidiary) may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Lender, or other person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower (or any Subsidiary) and the beneficiary named in any such Letter of Credit), other than any claim which the Borrower (or any Subsidiary which is the account party with respect to a Letter of Credit) may have against any applicable Letter of Credit Issuer for gross negligence or wilful misconduct of such Letter of Credit Issuer in making payment under any applicable Letter of Credit;

                  (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit
         Documents: or

                  (v) the occurrence of any Default or Event of Default.

         (f) To the extent the Letter of Credit Issuer is not indemnified by the Borrower, the Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way related to or arising out of its issuance of Letters of Credit, PROVIDED that no Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from the Letter of Credit Issuer's gross negligence or willful misconduct.

         3.5. INCREASED COSTS. If after the Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Lender with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made subsequent to the Effective Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Lender's participation therein, or (ii) shall impose on such Letter of Credit Issuer or any Lender any other conditions affecting this Agreement, any Letter of Credit or such Lender's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Lender of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the Borrower by such Letter of Credit Issuer or such Lender (a copy of which notice shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), the Borrower shall pay to such Letter of Credit Issuer or such Lender such additional amount or amounts as will compensate any such Letter of Credit Issuer or such Lender for such increased cost or reduction. A certificate submitted to the Borrower by any Letter of Credit Issuer or any Lender, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), setting forth, in reasonable detail, the basis for the determination of such additional amount or amounts necessary to compensate any Letter of Credit Issuer or such Lender as aforesaid shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this section 3.5. Reference is hereby made to the provisions of section 2.9(d) for certain limitations upon the rights of a Letter of Credit Issuer or Lender under this section.

         3.6. GUARANTY OF SUBSIDIARY LETTER OF CREDIT OBLIGATIONS. (a) The Borrower hereby unconditionally guarantees, for the benefit of the Administrative Agent and the Lenders, the full and punctual payment of the Obligations of each Subsidiary under each Letter of Credit Document to which such Subsidiary is now or hereafter becomes a party. Upon failure by any such Subsidiary to pay punctually any such amount, the Borrower shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any applicable Letter of Credit Document.

         (b) As a separate, additional and continuing obligation, the Borrower unconditionally and irrevocably undertakes and agrees, for the benefit of the Administrative Agent and the Lenders, that, should any amounts not be recoverable from the Borrower under section 3.6(a) for any reason whatsoever (including, without limitation, by reason of any provision of any Credit Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other person, at any time, the Borrower as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Lenders and the Administrative Agent, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Credit Documents.

         (c) The obligations of the Borrower under this section shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

                  (i) any extension, renewal, settlement, compromise, waiver or release in respect to any obligation of any Subsidiary under any Letter of Credit Document, by operation of law or otherwise;

                  (ii) any modification or amendment of or supplement to this Agreement, any Note or any other Credit Document;

                  (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under this Agreement, any Note or any other Credit Document or of any Subsidiary under any Letter of Credit Document;

                  (iv) any change in the corporate existence, structure or ownership of any Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Subsidiary or its assets or any resulting release or discharge of any obligation of any Subsidiary contained in any Letter of Credit Document;

                  (v) the existence of any claim, set-off or other rights which the Borrower may have at any time against any Subsidiary, the Administrative Agent, any Lender or any other person, whether in connection herewith or any unrelated transactions;

                  (vi) any invalidity or unenforceability relating to or against any Subsidiary for any reason of any Letter of Credit Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Subsidiary of any Obligations in respect of any Letter of Credit; or

                  (vii) any other act or omission to act or delay of any kind by any Subsidiary, the Administrative Agent, any Lender or any other person or any other circumstance whatsoever which might, but for the provisions of this section, constitute a legal or equitable discharge of the Borrower's obligations under this section.

         (d) The Borrower's obligations under this section shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under the Credit Documents and by any Subsidiary under the Letter of Credit Documents shall have been paid in full. If at any time any payment of any of the Obligations of any Subsidiary in respect of any Letter of Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Subsidiary, the Borrower's obligations under this section with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         (e) The Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Subsidiary or any other person, or against any collateral or guaranty of any other person.

         (f) Until the indefeasible payment in full of all of the Obligations and the termination of the Commitments of the Lenders hereunder, the Borrower shall have no rights, by operation of law or otherwise, upon making any payment under this section to be subrogated to the rights of the payee against any Subsidiary with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any Subsidiary in respect thereof.

         (g) In the event that acceleration of the time for payment of any amount payable by any Subsidiary under any Letter of Credit Document is stayed upon insolvency, bankruptcy or reorganization of such Subsidiary, all such amounts otherwise subject to acceleration under the terms of any applicable Letter of Credit Document shall nonetheless be payable by the Borrower under this section forthwith on demand by the Administrative Agent.

         3.7. SEPARATE DOCUMENTARY LETTERS OF CREDIT. If after the Effective Date, NCB in its sole discretion issues any documentary letter of credit for the account of the Borrower or any of its Subsidiaries, it may do so, provided that the aggregate Separate Documentary Letter of Credit Outstandings do not exceed $1,000,000 at any time. Such documentary letters of credit will not constitute Letters of Credit hereunder, but the documentation incident thereto shall be deemed to constitute Letter of Credit Documents for purposes of section 10 hereof and the reimbursement obligations of the Borrower (or any Subsidiary) in respect of such letters of credit shall be deemed covered by the guaranty provided in section 3.6 and shall be entitled to the benefits of the Subsidiary Guaranty and the Security Documents, subject to the provisions of section 10.3 in the event of the recovery of any proceeds or payments under any of the Credit Documents.

         SECTION 4. FEES; COMMITMENTS.

         4.1. FEES. (a) The Borrower agrees to pay to the Administrative Agent a Commitment Fee ("COMMITMENT FEE"), for the account of each Non-Defaulting Lender, for the period from and including the Effective Date to, but not including, the Maturity Date or, if earlier, the date upon which the Total Commitment has been terminated, computed for each day at a rate per annum equal to the Applicable Commitment Fee Rate for such day on such Lenders' aggregate Unutilized Commitments for such day. Such Commitment Fee shall be due and payable in arrears on the last Business Day of each June, September, December and March and on the Maturity Date or, if earlier, the date upon which the Total Commitment has been terminated. As used herein, the term "APPLICABLE COMMITMENT FEE RATE" means 22.50 basis points per annum; PROVIDED, that subsequent to the fiscal quarter of the Borrower ended nearest to March 31, 1998, the Applicable Commitment Fee Rate will be determined by the Administrative Agent in accordance with the Pricing Grid Table which appears in section 2.8(g), based on the ratio referred to in such Table. Changes in the Applicable Commitment Fee Rate based upon changes in such ratio shall become effective on the first day of the month following the receipt by the Administrative Agent pursuant to section 8.1(a) or
(b) of the financial statements of the Borrower, accompanied by the certificate referred to in section 8.1(c), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements; provided that if any financial statements referred to in section 8.1(a) or (b), or the related certificate referred to in section 8.1(c), are not timely delivered, the Administrative Agent may determine the Applicable Commitment Fee Rate based upon a good faith estimate by the Borrower of such ratio as in effect at the end of the applicable period to be covered (in whole or in part) by such financial statements, PROVIDED, FURTHER, that if upon delivery of such delinquent financial statements and related certificate, such financial statements indicate that such good faith estimate was incorrect and, as a result thereof, the Applicable Commitment

Fee Rate was too low at such determination, the Applicable Commitment Fee Rate shall be increased, as appropriate, with retroactive effect to the date of the change made on the basis of such determination, and the Borrower will immediately pay to the Administrative Agent for the account of the affected Lenders all additional Commitment Fee due by reason of such increased Applicable Commitment Fee Rate. Any changes in the Applicable Commitment Fee Rate shall be determined by the Administrative Agent and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent pursuant to this section 4.1(a) shall be conclusive and binding absent manifest error.

         (b) The Borrower agrees to pay to the Administrative Agent, for the account of each Non-Defaulting Lender, pro rata on the basis of its Percentage, on or prior to the date of issuance of any Letter of Credit (an increase in the amount of a Letter of Credit, or an extension of the expiration date thereof, shall be considered an issuance to the extent of the increase or extension), a fee in respect of such Letter of Credit (the "LETTER OF CREDIT FEE"), computed at the rate per annum equal to the Applicable Eurocurrency Margin then in effect, on the daily Stated Amount of such Letter of Credit, for the period from and including the date of issuance to but excluding the date of expiration date thereof (assuming exercise of any renewal rights applicable thereto).

         (c) The Borrower agrees to pay directly to each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (a "FACING FEE"). A Facing Fee shall be due and payable on or prior to the date of issuance of any Letter of Credit (an increase in the amount of a Letter of Credit, or an extension of the expiration date thereof, shall be considered an issuance to the extent of the increase or extension), computed at the rate of 1/8 of 1% per annum, on the daily Stated Amount of such Letter of Credit, for the period from and including the date of issuance to but excluding the date of expiration date thereof (assuming exercise of any renewal rights applicable thereto).

         (d) The Borrower agrees to pay directly to each Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment, extension, renewal or transfer of, a Letter of Credit issued by it such amount as shall at the time of such issuance, drawing, amendment, extension, renewal or transfer be the administrative or processing charge which such Letter of Credit Issuer is customarily charging for issuances of, drawings under or amendments, extensions, renewals or transfers of, letters of credit issued by it.

         (e) The Borrower shall pay to the Administrative Agent on the Effective Date and thereafter for its own account and/or for distribution to the Lenders such fees as heretofore agreed by the Borrower and the Administrative Agent.

         (f) All computations of Fees shall be made in accordance with section 13.7(b).

         4.2. VOLUNTARY TERMINATION/REDUCTION OF COMMITMENTS. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to

                  (a) terminate the Total Commitment, provided that: (i) any and all outstanding Loans are contemporaneously prepaid in accordance with section 5.1; and (ii) if there are any Letter of Credit Outstandings, the Borrower contemporaneously completes the cash collateralization actions contemplated by section 5.2(a); and/or

                  (b) partially and permanently reduce the Unutilized Total Commitment, provided that (i) any such reduction shall apply to proportionately and permanently reduce the Commitment of each of the Lenders; (ii) any such reduction of the Unutilized Total Commitment pursuant to this section 4.2 shall be in the amount of at least $1,000,000 (or, if greater, in integral multiples of $1,000,000).

         4.3. MANDATORY TERMINATION/ADJUSTMENTS OF COMMITMENTS, ETC. (a) The Total Commitment (and the Commitment of each Lender) shall terminate on January 31, 1998, unless the Initial Borrowing Date has occurred on or prior to such date.

         (b) The Total Commitment (and the Commitment of each Lender) shall terminate on the earlier of (x) the Maturity Date and (y) the date on which a Change of Control occurs.

         (c) The Total Commitment shall be permanently reduced, without premium or penalty, at the time that any mandatory prepayment of Loans would be made pursuant to section 5.2(b) if Loans were then outstanding in the full amount of the Total Commitment, in an amount at least equal to the required prepayment of principal of Loans which would be required to be made in such circumstance. Any such reduction shall apply to proportionately and permanently reduce the Commitment of each of the Lenders, and any partial reduction of the Total Commitment pursuant to this section 4.3(c) shall be in the amount of at least $1,000,000 (or, if greater, in integral multiples of $1,000,000). The Borrower will provide at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), of any reduction of the Total Commitment pursuant to this section 4.3(c), specifying the date and amount of the reduction.

         4.4. EXTENSION OF MATURITY DATE. At any time after February 1, 1999 and during the 30 day period following delivery by the Borrower pursuant to section 8.1(a) of its consolidated financial statements for its fiscal year then most recently ended, and annually thereafter during the 30 day period following delivery by the Borrower of its consolidated financial statements pursuant to section 8.1(a), the Borrower may request the Administrative Agent to determine if all of the Lenders are then willing to extend the Maturity Date for a single additional year. If the Borrower so requests, the Administrative Agent will so advise the Lenders. If all of the Lenders in their sole discretion are all willing to so extend the Maturity Date, after taking into account such considerations as any Lender may deem relevant, the Borrower, the Administrative Agent and all of the Lenders (including each Letter of Credit Issuer) shall execute and deliver a definitive written instrument so extending the Maturity Date. No such extension of the Maturity Date shall be valid or effective for any purpose unless such definitive written instrument is so signed and delivered within 60 days following the giving by the Administrative Agent of notice to the Lenders that the Borrower has requested such an extension.

         SECTION 5. PAYMENTS.

         5.1. VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay any of its Loans, in whole or in part, without premium or penalty, from time to time on the following terms and conditions:

                  (i) the Borrower shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurocurrency Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Administrative Agent by

                           (x) 11:00 A.M. (local time at the Notice Office)
                  three Business Days prior to the date of such prepayment, in the case of any prepayment of Eurocurrency Loans, or

                           (y) 12:00 noon (local time at the Notice Office) on
                  the date of such prepayment, in the case of any prepayment of Prime Rate Loans,

         and which notice shall promptly be transmitted by the Administrative Agent to each of the Lenders;

                  (ii) each partial prepayment of any Borrowing by the Borrower shall be in an aggregate principal amount which is $1,000,000 or an integral multiple of $250,000 in excess thereof, in the case of Loans which are Prime Rate Loans, and $1,000,000 or an integral multiple of $1,000,000 in excess thereof, in the case of Loans which are Eurocurrency Loans;

                  (iii) no partial prepayment of Eurocurrency Loans of the Borrower made pursuant to a Borrowing shall reduce the aggregate principal amount of the Eurocurrency Loans outstanding pursuant to such Borrowing to an amount less the Minimum Borrowing Amount applicable thereto;

                  (iv) each prepayment in respect of any Loans of the Borrower made pursuant to a Borrowing shall be applied pro rata among such Loans; and

                  (v) each prepayment of Eurocurrency Loans pursuant to this section 5.1 on any date other than the last day of the Interest Period applicable thereto shall be accompanied by any amounts payable in respect thereof under section 2.10.

         5.2. MANDATORY PREPAYMENTS. The Loans shall be subject to mandatory prepayment in accordance with the following provisions:

                  (a) IF OUTSTANDING LOANS AND LETTER OF CREDIT OUTSTANDINGS EXCEED TOTAL COMMITMENT. If on any date (after giving effect to any other payments on such date) the sum of (i) the aggregate outstanding principal amount of Loans plus (ii) the aggregate amount of Letter of Credit Outstandings, exceeds the Total Commitment as then in effect, the Borrower shall prepay on such date that principal amount of Loans and, after Loans have been paid in full, Unpaid Drawings, in an aggregate amount, conforming to the requirements of section 5.1 as to the amount of any partial prepayments provided for therein, at least equal to such excess. If, after giving effect to the prepayment of Loans and Unpaid Drawings, the aggregate amount of Letter of Credit Outstandings exceeds the Total Commitment as then in effect, the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations).

                  (b) CERTAIN ASSET SALES. If during any fiscal year of the Borrower, the Borrower and its Subsidiaries have received cumulative Cash Proceeds during such fiscal year from one or more Asset Sales of at least $1,000,000, not later than the third Business Day following the date of receipt of any Cash Proceeds in excess of such amount, an amount, conforming to the requirements of section 5.1 as to the amount of any partial prepayments provided for therein, at least equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Asset Sale shall be applied as a mandatory prepayment of the then outstanding Loans; provided, that (i) if no Default under section 10.1(a) or Event of Default shall have occurred and be continuing, (ii) the Borrower and its Subsidiaries have scheduled Consolidated Capital Expenditures during the following six months, and the Borrower notifies the Administrative Agent of the amount and nature thereof and of its intention to reinvest all or a portion of such Net Cash Proceeds in such Consolidated Capital Expenditures during such six month period, then no such prepayment shall be required to the extent the Borrower so indicates that such reinvestment will take place. If at the end of any such six month period any portion of such Net Cash Proceeds has not been so reinvested, the Borrower will immediately make a prepayment of principal of the then outstanding Loans in an amount, conforming to the requirements as to the amount of partial prepayments contained in section 5.1, at least equal to such remaining amount.

                  (c) CHANGE OF CONTROL. On the date on which a Change of Control occurs, notwithstanding anything to the contrary contained in this Agreement, no further Borrowings shall be made and the then outstanding principal amount of all Loans, if any, shall become due and payable and shall be prepaid in full, and the Borrower shall contemporaneously either (i) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions), or (ii) the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Letter of Credit Outstandings and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations).

                  (d) PARTICULAR LOANS TO BE PREPAID. With respect to each prepayment of Loans required by this section 5.2, the Borrower shall designate the Types of Loans which are to be prepaid and the specific Borrowing(s) pursuant to which such prepayment is to be made, PROVIDED that (i) the Borrower shall first so designate all Loans that are Prime Rate Loans and Eurocurrency Loans with Interest Periods ending on the date of prepayment prior to designating any other Eurocurrency Loans for prepayment, (ii) if the outstanding principal amount of Eurocurrency Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such prepayment, then all the Loans outstanding pursuant to such Borrowing shall be converted into Prime Rate Loans, and (iii) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under section 2.10. Any prepayment of Eurocurrency Loans pursuant to this section 5.2 shall in all events be accompanied by such compensation as is required by section 2.10.

         5.3. METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments by the Borrower under this Agreement shall be made to the Administrative Agent for the ratable (based on its pro rata share) account of the Lenders entitled thereto, not later than 11:00 A.M. (local time at the Payment Office) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America (in the case of Loans denominated in Dollars), or in the applicable Alternative Currency (in the case of Loans denominated in an Alternative Currency), at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account which are so applied. Any payments under this Agreement which are made later than 11:00 A.M. (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

         5.4. NET PAYMENTS. (a) All payments made by the Borrower hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as provided for in section 5.4(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax, imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction under which such Lender is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non excluded taxes, levies imposts, duties, fees, assessments or other charges (all such nonexcluded taxes levies, imposts, duties, fees assessments or other charges being referred to collectively as "TAXES"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment by it of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes will not be less than the amount provided for herein or in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender for taxes imposed on or measured by the net income or profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or Applicable Lending Office of such Lender is located and for any withholding of income or similar taxes imposed by the United States of America as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence, which request shall be accompanied by a statement from such Lender setting forth, in reasonable detail, the computations used in determining such amounts. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the Lender, evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent or such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Lender.

         (b) Each Lender that is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes agrees to provide to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the cases of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to section 13.4 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this section 5.4(b)), on the date of such assignment or transfer to such Lender,
(i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Credit Document, or (ii) if the Lender is not a "bank" within the meaning of section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit K (any such certificate, a "SECTION 5.4(B)(II) CERTIFICATE") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement, any Note or any other Credit Document. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a
Section 5.4(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, any Note or any other Credit Document, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this section 5.4(b). Notwithstanding anything to the contrary contained in section 5.4(a), but subject to section 13.4(b) and the immediately succeeding sentence,
(x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to the Borrower such forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to section 5.4(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto (I) if such Lender has not provided to the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to this section 5.4(b) or (II) in the case of a payment other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this section 5.4 and except as specifically provided for in section 13.4(b), the Borrower agrees to pay additional amounts and indemnify each Lender in the manner set forth in section 5.4(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the previous sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

         (c) If any Lender, in its sole opinion, determines that it has finally and irrevocably received or been granted a refund in respect of any Taxes paid as to which indemnification has been paid by the Borrower pursuant to this section, it shall promptly remit such refund (including any interest received in respect thereof), net of all out-of-pocket costs and expenses; PROVIDED, that the Borrower agrees to promptly return any such refund (plus interest) to such Lender in the event such Lender is required to repay such refund to the relevant taxing authority. Any such

Lender shall provide the Borrower with a copy of any notice of assessment from the relevant taxing authority (redacting any unrelated confidential information contained therein) requiring repayment of such refund. Nothing contained herein shall impose an obligation on any Lender to apply for any such refund.

         (d) Reference is hereby made to the provisions of section 2.9(d) for certain limitations upon the rights of a Lender under this section.



         SECTION 6. CONDITIONS PRECEDENT.

         6.1. CONDITIONS PRECEDENT AT INITIAL BORROWING DATE. The obligation of the Lenders to make Loans, and of any Letter of Credit Issuer to issue Letters of Credit, is subject to the satisfaction of each of the following conditions on the Initial Borrowing Date:

                  (a) EFFECTIVENESS; NOTES. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender each appropriate Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

                  (b) FEES, ETC. The Borrower shall have paid or caused to be paid all fees required to be paid by it on or prior to such date pursuant to section 4 hereof and all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent which have been invoiced on or prior to such date in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby.

                  (c) OTHER CREDIT DOCUMENTS. The Credit Parties named therein shall have duly executed and delivered and there shall be in full force and effect, and original counterparts shall have been delivered to the Administrative Agent, in sufficient quantities for the Administrative Agent and the Lenders, of, (i) the Subsidiary Guaranty (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "SUBSIDIARY GUARANTY"), substantially in the form attached hereto as Exhibit C; (ii) the Security Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "SECURITY AGREEMENT"), substantially in the form attached hereto as Exhibit D; (iii) the Pledge Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "PLEDGE AGREEMENT"), substantially in the form attached hereto as Exhibit E-1; and (iv) the pledge agreement, substantially in the form attached hereto as Exhibits E-2, relating to the pledge of a portion of the shares of a United Kingdom company which is a Subsidiary of the Borrower.

                  (d) CORPORATE RESOLUTIONS AND APPROVALS. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, certified copies of the resolutions of the Board of Directors of the Borrower and each other Credit Party, approving the Credit Documents to which the Borrower or any such other Credit Party, as the case may be, is or may become a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by the Borrower or any such other Credit Party of the Credit Documents to which it is or may become a party.

                  (e) INCUMBENCY CERTIFICATES. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, a certificate of the Secretary or an Assistant Secretary of the Borrower and of each other Credit Party, certifying the names and true signatures of the officers of the Borrower or such other Credit Party, as the case may be, authorized to sign the Credit Documents to which the Borrower or such other Credit Party is a party and any other documents to which the Borrower or any such other Credit Party is a party which may be executed and delivered in connection herewith.

                  (f) RECORDATION OF SECURITY DOCUMENTS, DELIVERY OF COLLATERAL, TAXES, ETC. The Security Documents (or proper notices or financing statements in respect thereof) shall have been duly recorded, published and filed in such manner and in such places as is required by law to establish, perfect, preserve and protect the rights and security interests of the parties thereto and their respective successors and assigns, all collateral items required to be physically delivered to the Collateral Agent under the Security Documents shall have been so delivered, accompanied by any appropriate instruments of transfer, and all taxes, fees and other charges then due and payable in connection with the execution, delivery, recording, publishing and filing of such instruments and the issue and delivery of the Notes shall have been paid in full.

                  (g) SEARCH REPORTS. The Administrative Agent shall have received completed requests for information on Form UCC-11, or search reports from one or more commercial search firms acceptable to the Administrative Agent, listing all of the effective financing statements filed against any Credit Party which is a party to the Security Agreement in any jurisdiction in which such Credit Party maintains an office or in which any Collateral of such Credit Party is located, together with copies of such financing statements.

                  (h) COMPLIANCE CERTIFICATE. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, a certificate, dated the Initial Borrowing Date, of a responsible financial or accounting officer of the Borrower, in form and substance satisfactory to each Lender, (i) certifying compliance with the financial covenants contained in sections 9.7 and 9.8 of this Agreement, and (ii) covenanting to provide to the Lenders by January 15, 1998 computations as to compliance with such financial covenants on a pro forma basis after giving effect to the acquisition of Ruud Lighting, Inc.

                  (i) EVIDENCE OF INSURANCE. The Collateral Agent shall have received certificates of insurance and other evidence, satisfactory to it, of compliance with the insurance requirements of this Agreement and the Security Agreement.

                  (j) OPINIONS OF COUNSEL. On the Initial Borrowing Date, the Administrative Agent shall have received (i) an opinion, addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date, from Cowden, Humphrey & Sarlson, special counsel to the Borrower, substantially in the form of Exhibit I hereto and covering such other matters incident to the transactions contemplated hereby as the Administrative Agent may reasonably request, such opinion to be in form and substance satisfactory to the Administrative Agent; and (ii) if requested by the Administrative Agent, an opinion, addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date, from United Kingdom counsel to the Borrower, with respect to the pledge document executed and delivered in substantially the form attached as Exhibit E-2 hereto, such opinion to be in form and substance satisfactory to the Administrative
         Agent.

                  (k) EXISTING CREDIT AGREEMENT. Contemporaneously with the initial Borrowing hereunder, the Borrower and the other borrowers named therein shall have terminated the commitments of the lenders under the existing financing arrangements with Bank of New York (or its Affiliates), shall have prepaid all borrowings thereunder, shall have made effective provision satisfactory to the Administrative Agent for the termination, or assignment to the Collateral Agent, of the liens and security thereunder, and if required in connection with such termination, made effective provision for any letters of credit issued thereunder to be supported or replaced by Letters of Credit issued hereunder.

                  (l) TRANSACTION. Contemporaneously with the initial Borrowing hereunder, the Borrower shall have completed the acquisition of Ruud Lighting, Inc. in accordance with the acquisition documents (the "RUUD ACQUISITION DOCUMENTS"), true, correct and complete copies of which shall have been furnished to the Lenders prior to the Effective Date. The purchase price (which may be subject to customary audit and other similar adjustments) for such acquisition shall not exceed $35,500,000 in cash and 3,000,000 shares of the Borrower's common stock, and each Lender shall be reasonably satisfied with all of the material terms of such acquisition. Without limitation of the foregoing, (i) such acquisition shall have been completed in compliance with all applicable laws; (ii) there shall have been no amendment to or other modification of the terms or conditions of the Ruud Acquisition Documents, or any waiver of performance of any of the terms thereof, which in the opinion of the Required Lenders is materially adverse; and (iii) the Borrower shall have made arrangements for all Indebtedness for borrowed money, if any, of the seller which is assumed, or to which the assets acquired are subject, in such transaction, to be repaid or prepaid, and all Liens on acquired assets securing such Indebtedness terminated, on or immediately following completion of such transactions. In addition, the Lenders shall be satisfied, in their sole discretion, with their "due diligence" review of the business, properties, liabilities and commitments of Ruud Lighting to which the Borrower will be subject following completion of such acquisition.

                  (m) APPROVALS, ETC. On the Initial Borrowing Date, (i) all material governmental and third party approvals in connection with the transactions contemplated by the Ruud Acquisition Documents and the Credit Documents and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority (including any court having jurisdiction) which restrains or prevents such transactions or imposes, in the judgment of the Required Lenders or the Administrative Agent, materially adverse conditions upon the consummation of such transactions; and (ii) there shall be no legal restriction upon any Lender which prohibits, or imposes any material burdens upon any Lender in connection with, the extensions of credit contemplated by the Credit Documents.

                  (n) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Administrative Agent and the Lenders and the Administrative Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel or any Lender may reasonably request.

         6.2. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligations of the Lenders to make each Loan and/or of a Letter of Credit Issuer to issue each Letter of Credit is subject, at the time thereof, to the satisfaction of the following conditions:

                  (a) NOTICE OF BORROWING, ETC. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of section
         2.3 with respect to the incurrence of Loans or a Letter of Credit Request meeting the requirement of section 3.2 with respect to the issuance of a Letter of Credit.

                  (b) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time thereof and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan or issuance of such Letter of Credit, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date.

The acceptance of the benefits of each Loan or issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower to each of the Lenders that all of the applicable conditions specified in section 6.1 and/or 6.2, as the case may be, exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in section 6.1 or this section 6.2, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders, and the Administrative Agent will promptly distribute to the Lenders their respective Notes and the copies of such other certificates, legal opinions and documents.


         SECTION 7. REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lenders to enter into this Agreement and to make the Loans, and/or to issue and/or to participate in the Letters of Credit provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

         7.1. CORPORATE STATUS, ETC. Each of the Borrower and its Material Subsidiaries (i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) except for the Subsidiary which has been identified to the Lenders and as to which its qualification as a foreign corporation and good standing in a particular jurisdiction is excepted from the operation and effect of this clause (ii) during a period of 60 days following the Effective Date, has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

         7.2. SUBSIDIARIES. Annex II hereto lists, as of the date hereof, each Material Subsidiary of the Borrower and certain other Subsidiaries of the Borrower (and the direct and indirect ownership interest of the Borrower therein). As of the Initial Borrowing Date and after giving effect to the Ruud Acquisition, the only Material Subsidiaries of the Borrower are the following:

DOMESTIC SUBSIDIARIES                                FOREIGN SUBSIDIARIES
---------------------                                --------------------
APL Engineered Materials, Inc.                       Ballastronix Incorporated
Venture Lighting International, Inc.                 Parry Power Systems Limited
Lighting Resources International, Inc.
Ruud Lighting, Inc.

         7.3. CORPORATE POWER AND AUTHORITY, ETC. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is party. Each Credit Party has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding agreement or obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         7.4. NO VIOLATION. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to such Credit Party or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than the Liens created pursuant to the Security Documents) upon any of the property or assets of such Credit Party pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, code of regulations or by-laws, or other charter documents of such Credit Party.

         7.5. GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Credit Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which any Credit Party is a party, other than filings and recordings necessary to establish or perfect any Liens or security interests purported to be granted by any of the Security Documents.

         7.6. LITIGATION. There are no actions, suits or proceedings pending or, to, the knowledge of the Borrower, threatened with respect to the Borrower or any of its Material Subsidiaries (i) that have, or could reasonably be expected to have, a Material Adverse Effect, or (ii) which question the validity or enforceability of any of the Credit Documents, or of any action to be taken by any Credit Party pursuant to any of the Credit Documents to which it is a party.

         7.7. USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of all Loans shall be utilized (i) to retire the Indebtedness referred to in section 6.1(k) and (l), (ii) to pay the cash purchase payable in connection with the Acquisition referred to in section 6.1(l), and (iii) for other lawful purposes not inconsistent with the requirements of this Agreement.

         (b) No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither any Credit Event, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower or of the Borrower and its consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

         7.8. FINANCIAL STATEMENTS, ETC. (a) The Borrower has furnished to the Lenders and the Administrative Agent complete and correct copies of (i) the audited consolidated balance sheets of the Borrower and its consolidated subsidiaries as of June 30, 1997 and as of June 30, 1996, and the related audited consolidated statements of income, shareholders' equity, and cash flows for the fiscal years then ended, accompanied by the unqualified report thereon of the Borrower's independent accountants; and (ii) the unaudited condensed consolidated balance sheets of the Borrower and its consolidated subsidiaries as of September 30, 1997, and the related unaudited condensed consolidated statements of income and of cash flows of the Borrower and its consolidated subsidiaries for the fiscal quarter then ended, as contained in the Form 10-Q Quarterly Report of the Borrower filed with the SEC. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Borrower and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements which are unaudited, to normal audit adjustments, none of which will involve a Material Adverse Effect.

         (b) The Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that the Borrower has incurred to the Administrative Agent and the Lenders. The Borrower now has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and the Borrower, as of the Initial Borrowing Date, owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay the Borrower's debts; and the Borrower is not entering into the Credit Documents with the intent to hinder, delay or defraud its creditors. Without limitation of the foregoing, on and as of the Initial Borrowing Date, and after giving effect to the acquisition contemplated by the Ruud Acquisition Documents referred to in section 6.1(l) and to all Indebtedness incurred and to be incurred by the Borrower and its Subsidiaries in connection therewith, (i) the sum of the assets, at a fair valuation, of the Borrower will exceed its debts, (ii) the Borrower will not have incurred or intended to, or believe that it will, incur debts beyond its ability to pay such debts as such debts mature and (iii) the Borrower will have sufficient capital with which to conduct its business. For purposes of this section 7.8(b), "debt" means any liability on a claim, and "claim" means (x) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         (c) The Borrower has delivered to the Lenders prior to the execution and delivery of this Agreement (i) a copy of the Borrower's Report on Form 10-K as filed (without Exhibits) with the SEC for its fiscal year ended

June 30, 1997, which contains a general description of the business and affairs of the Borrower and its Subsidiaries as of the end of such fiscal year, and (ii) financial projections prepared by management of the Borrower for the Borrower and its Subsidiaries for the fiscal years 1998-2000 which take into account the acquisition contemplated by the Ruud Acquisition Documents (the "Financial Projections"). The Financial Projections were prepared on behalf of the Borrower in good faith after taking into account the existing and historical levels of business activity of the Borrower and its Subsidiaries, historical financial information with respect to the properties and business acquired pursuant to the Ruud Acquisition Documents, as supplied by the seller, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Borrower and its Subsidiaries to be pertinent thereto, taking into account the fact that such management is not intimately familiar with the properties and business acquired pursuant to the Ruud Acquisition Documents. The Financial Projections were considered by management of the Borrower, as of such date of preparation, to be realistically achievable; provided, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Borrower's projected consolidated results as set forth in the Financial Projections will actually be realized. No facts are known to the Borrower at the date hereof which, if reflected in the Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

         7.9. NO MATERIAL ADVERSE CHANGE. Since June 30, 1997, there has been no change in the condition, business or affairs of the Borrower and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

         7.10. TAX RETURNS AND PAYMENTS. The Borrower and each of its Material Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Borrower and each of its Material Subsidiaries has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. The Borrower knows of no proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Borrower and its Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

         7.11. TITLE TO PROPERTIES, ETC. At the date of the most recent consolidated balance sheet referred to in section 7.8, the Borrower and each of its Subsidiaries had good and marketable title, in the case of real property, and good title (or valid leasehold interests, in the case of any leased property), in the case of all other property, to all of its properties and assets reflected in such consolidated balance sheet. The interests of the Borrower and each of its Subsidiaries in the properties reflected in the most recent consolidated balance sheet referred to in section 7.8, taken as a whole, were sufficient, in the judgment of the Borrower, as of the date of such consolidated balance sheet, for purposes of the ownership and operation of the businesses conducted by the Borrower and such Subsidiaries.

         7.12. LAWFUL OPERATIONS, ETC. Except for known situations or incidents which are reserved for on the consolidated financial statements of the Borrower and its Subsidiaries pursuant to this Agreement or which, if not so reserved, could not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Material Subsidiaries is in full compliance with all material requirements imposed by law, whether federal or state, including (without limitation) Environmental Laws and zoning ordinances.

         7.13. ENVIRONMENTAL MATTERS. (a) The Borrower and each of its Material Subsidiaries is in compliance with all Environmental Laws governing its business except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Material Subsidiaries, as conducted as of the Initial Borrowing Date, under any Environmental Law have been secured and the Borrower and each of its Material Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Material Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Material Subsidiary is a party or which would affect the ability of the Borrower or such Material Subsidiary to operate any real property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are as of the Initial Borrowing Date no Environmental Claims pending or, to the best knowledge of the Borrower, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property now or at any time owned, leased or operated by the Borrower or any of its Material Subsidiaries, which are known by the Borrower or as to which the Borrower or any such Material Subsidiary has received written notice, that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Material Subsidiaries or any Real Property of the Borrower or any of its Material Subsidiaries, or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Borrower or any of its Material Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event is not in compliance with Environmental Laws and is reasonably likely to have a Material Adverse Effect.

         7.14. COMPLIANCE WITH ERISA. Compliance by the Borrower with the provisions hereof and Credit Events contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or section 4975 of the Code. The Borrower and each of its Subsidiaries, (i) has fulfilled all obligations under minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) has satisfied all respective contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under the Title IV of ERISA to the PBGC with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event will or could result in the termination of such Plan, Multiemployer Plan or Multi Employer Plan and give rise to a material liability of the Borrower or any ERISA Affiliate in respect thereof. Neither the Borrower nor any ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a "contributing sponsor" (as such term is defined in section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Lenders in writing.

         7.15. INTELLECTUAL PROPERTY, ETC. The Borrower and each of its Material Subsidiaries has obtained or has the right to use all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, except for such patents, trademarks, servicemarks, trade names, copyrights, licenses and rights, the loss of which, and such conflicts, which in any such case individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         7.16. INVESTMENT COMPANY ACT, ETC. Neither the Borrower nor any of its Material Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

         7.17. BURDENSOME CONTRACTS; LABOR RELATIONS. The Borrower and its Material Subsidiaries (i) are not subject to any burdensome contract, agreement, corporate restriction, judgment, decree or order, (ii) are not parties to any labor dispute, (iii) are not subject to any material strikes, slow downs, workouts or other concerted interruptions of operations by employees of the Borrower or any Material Subsidiary, whether or not relating to any labor contracts, (iv) are not subject to any significant pending or, to the knowledge of the Borrower, threatened, unfair labor practice complaint, before the National Labor Relations Board, and (v) are not subject to any significant pending or, to the knowledge of the Borrower, threatened, grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement, (vi) are not subject to any significant pending or, to the knowledge of the Borrower, threatened, significant strike, labor dispute, slowdown or stoppage, and (vii) to the knowledge of the Borrower, no union representation question exists with respect to the employees of the Borrower or any of its Material Subsidiaries, except (with respect to any matter specified in any of the above clauses), for such matters as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         7.18. EXISTING INDEBTEDNESS. Annex III sets forth a true and complete list, as of the date or dates set forth therein, of all Indebtedness of the Borrower and each of its Subsidiaries, on a consolidated basis, which (i) has an outstanding principal amount of at least $250,000 or (ii) is secured by any Lien on any property of the Borrower or any Subsidiary, and which will be outstanding on the Initial Borrowing Date after giving effect to the initial Borrowing hereunder, other than the Indebtedness created under the Credit Documents (all such Indebtedness, whether or not in a principal amount meeting such threshold and required to be so listed in Annex III, the "EXISTING INDEBTEDNESS"). The Borrower has provided to the Administrative Agent prior to the date of execution hereof true and complete copies of all agreements and instruments governing the Indebtedness listed on Annex III (the "EXISTING INDEBTEDNESS AGREEMENTS").

         7.19. SECURITY INTERESTS. Once executed and delivered, and until terminated in accordance with the terms thereof, each of the Security Documents creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto from time to time, in favor of the Collateral Agent for the benefit of the Secured Creditors referred to in the Security Documents, superior to and prior to the rights of all third persons and subject to no other Liens (except that the Collateral under the Security Agreement may be subject to Permitted Liens). No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof. All recording, stamp, intangible or other similar taxes required to be paid by any person under applicable legal requirements or other laws applicable to the property encumbered by the Security Documents in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement thereof have been paid.

         7.20. TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, other than the Financial Projections (as to which representations are made only as provided in section 7.8), is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such person in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that any such future information consisting of financial projections prepared by management of the Borrower is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. As of the Effective Date, there is no fact known to the Borrower or any of its Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect which has not theretofore been disclosed to the Lenders.

         SECTION 8. AFFIRMATIVE COVENANTS.

         The Borrower hereby covenants and agrees that so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations hereunder, have been paid in full:

         8.1. REPORTING REQUIREMENTS. The Borrower will furnish to each Lender and the Administrative Agent:

                  (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, of stockholder's equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by

                           (i) the opinion with respect to such consolidated
                  financial statements of independent public accountants of recognized national standing selected by the Borrower, which opinion shall be unqualified and shall (A) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, or (B) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization); and

                           (ii) a certificate of or letter from such independent
                  accountants containing certified computations with respect to compliance with the provisions of sections 9.7, 9.8, 9.9, 9.10 and 9.11 of this Agreement and stating whether or not their examination of such financial statements has disclosed the existence, during the fiscal year covered by such financial statements, of any condition or event which constitutes a Default or Event of Default, and if their examination has disclosed any such condition or event, specifying the nature and period of existence thereof (which certificate or letter may contain such statements as are customarily included in similar certifications of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization)).

                  (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the unaudited condensed consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited condensed consolidated and consolidating statements of income and of cash flows for such quarterly period, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which consolidated financial statements shall be certified on behalf of the Borrower by the Chief Financial Officer or other Authorized Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

                  (c) OFFICER'S COMPLIANCE CERTIFICATES. At the time of the delivery of the financial statements provided for in sections 8.1(a) and (b), a certificate on behalf of the Borrower of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that, to the best knowledge of the Borrower, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall be substantially in the form attached hereto as Exhibit H and shall set forth the calculations required to establish compliance with the provisions of sections 9.7, 9.8, 9.9, 9.10 and 9.11 of this Agreement and the other provisions of this Agreement referred to in the form of such certificate.

                  (d) MONTHLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the close of each month during each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated and consolidating statements of income and of cash flows for such month, and setting forth comparative figures for prior periods, in the form customarily prepared by the Borrower for internal review by senior management.

                  (e) BUDGET. Not later than 90 days after the commencement of any fiscal year of the Borrower and its Subsidiaries, a consolidated budget in reasonable detail for each of the four fiscal quarters of such fiscal year, and (if and to the extent prepared by management of the Borrower) for any subsequent fiscal years, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the forecasted balance sheet, income statement, operating cash flows and capital expenditures of the Borrower and its Subsidiaries for the period covered thereby, and the principal assumptions upon which forecasts and budget are based.

                  (f) SEC REPORTS AND REGISTRATION STATEMENTS. Promptly upon transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and annual, quarterly or current reports that the Borrower or any of its Subsidiaries files with the SEC.

                  (g) AUDITORS' INTERNAL CONTROL COMMENT LETTERS, ETC. Promptly upon receipt thereof, a copy of each letter or memorandum commenting on internal accounting controls, which is submitted to the Borrower by its independent accountants in connection with any annual or interim audit made by them of the books of the Borrower or any of its Subsidiaries.

                  (h) NOTICE OF DEFAULT, LITIGATION OR CERTAIN MATTERS INVOLVING MAJOR CUSTOMERS OR SUPPLIERS. Promptly, and in any event within three Business Days, in the case of clause (i) below, or five Business Days, in the case of clause (ii) or (iii) below, after the Borrower or any of its Material Subsidiaries obtains knowledge thereof, notice of

                           (i) the occurrence of any event which constitutes a
                  Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto,

                           (ii) any litigation or governmental or regulatory
                  proceeding pending against the Borrower or any of its Material Subsidiaries which is likely to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations hereunder or under any other Credit Document, and

                           (iii) any significant adverse change (in the
                  Borrower's reasonable judgment) in the Borrower's or any Subsidiary's relationship with, or any significant event or circumstance which is in the Borrower's reasonable judgment likely to adversely affect the Borrower's or any Subsidiary's relationship with, (A) any customer (or related group of customers) representing more than 10% of the Borrower's consolidated revenues during its most recent fiscal year, or
                  (B) any supplier which is significant to the Borrower and its Subsidiaries considered as an entirety.

                  (i) ERISA. Promptly, and in any event within 10 days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate on behalf of the Borrower of an Authorized Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such

         Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

                           (i) that a Reportable Event has occurred with respect
                  to any Plan;

                           (ii) the institution of any steps by the Borrower,
                  any ERISA Affiliate, the PBGC or any other person to terminate any Plan;

                           (iii) the institution of any steps by the Borrower or
                  any ERISA Affiliate to withdraw from any Plan;

                           (iv) the institution of any steps by the Borrower or
                  any Subsidiary to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) in excess of $1,000,000;

                           (v) a non-exempt "prohibited transaction" within the
                  meaning of section 406 of ERISA in connection with any Plan;

                           (vi) that a Plan has an Unfunded Current Liability
                  exceeding $1,000,000;

                           (vii) any material increase in the contingent
                  liability of the Borrower or any Subsidiary with respect to any post-retirement welfare liability; or

                           (viii) the taking of any action by, or the
                  threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

                  (j) ENVIRONMENTAL MATTERS. Promptly upon, and in any event within 10 Business Days after, an officer of the Borrower obtains actual knowledge thereof, notice of any of the following environmental matters which involves any reasonable likelihood (in the Borrower's reasonable judgment) of resulting in a Material Adverse Effect:

                           (i) any pending or threatened (in writing)
                  Environmental Claim against the Borrower or any of its Material Subsidiaries or any Real Property owned or operated by the Borrower or any of its Material Subsidiaries;

                           (ii) any condition or occurrence on or arising from
                  any Real Property owned or operated by the Borrower or any of its Material Subsidiaries that results in noncompliance by the Borrower or any of its Material Subsidiaries with any applicable Environmental Law;

                           (iii) any condition or occurrence on any Real
                  Property owned, leased or operated by the Borrower or any of its Material Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Material Subsidiaries of such Real Property under any Environmental Law; and

                           (iv) the taking of any removal or remedial action in
                  response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Material Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.

         All such notices shall describe in reasonable detail the nature of the Environmental Claim and the Borrower's or such Material Subsidiary's response thereto.

                  (k) OTHER INFORMATION. With reasonable promptness, such other information or documents (financial or otherwise) relating to the Borrower or any of its Subsidiaries as any Lender may reasonably request from time to time.

         8.2. BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause each of its Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower or such Subsidiaries, as the case may be, in accordance with GAAP, in the case of the Borrower, or which are reconcilable to a GAAP presentation, in the case of any Subsidiary; and (ii) permit, upon at least five Business Days' notice to the Chief Financial Officer or any other Authorized Officer of the Borrower, officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of the Borrower and any of its Material Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Material Subsidiary has the right to do so to the extent in the possession of another person), and to examine the books of account of the Borrower and any of its Material Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, the Borrower's officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the Lenders may request.

         8.3. INSURANCE. (a) The Borrower will, and will cause each of its Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower and its Subsidiaries at the date hereof, and (ii) forthwith upon any Lender's written request, furnish to such Lender such information about such insurance as such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Lender and certified by an Authorized Officer of the Borrower.

         (b) The Borrower will, and will cause each of its Subsidiaries which is a Credit Party to, at all times keep their respective property which is subject to the Lien of any Security Document insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower or any such Subsidiary) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee (with respect to Collateral) or, to the extent permitted by applicable law, as an additional insured), (ii) shall state that such insurance policies shall not be cancelled without 30 days' prior written notice thereof (or 10 days' prior written notice in the case of cancellation for the non-payment of premiums) by the respective insurer to the Collateral Agent,
(iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Lenders, and
(iv) shall in the case of any such certificates or endorsements in favor of the Collateral Agent, be delivered to or deposited with the Collateral Agent. In no event shall the Borrower be required to deposit the actual insurance policies with the Collateral Agent. The Administrative Agent shall deliver copies of any certificates of insurance to a Lender upon such Lender's request.

         (c) If the Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this section 8.3, or if the Borrower or any of its Subsidiaries which is a Credit Party shall fail to so endorse and deliver or deposit all endorsements or certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon prior notice to the Borrower, to procure such insurance and the Borrower agrees to reimburse the Administrative Agent or the Collateral Agent, as the case may be for all costs and expenses of procuring such insurance.

         8.4. PAYMENT OF TAXES AND CLAIMS. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; PROVIDED that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP; and PROVIDED, FURTHER, that the Borrower will not be considered to be in default of any of the provisions of this sentence if the Borrower or any

Subsidiary fails to pay any such amount which, individually or in the aggregate, is immaterial to the Borrower and its Subsidiaries considered as an entirety.

         8.5. CORPORATE FRANCHISES. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate or other organizational existence, rights, authority and franchises, provided that nothing in this section 8.5 shall be deemed to prohibit (i) any transaction permitted by section 9.2; (ii) the termination of existence of any Subsidiary if (A) the Borrower determines that such termination is in its best interest and (B) such termination is not adverse in any material respect to the Lenders; or (iii) the loss of any rights, authorities or franchises if the loss thereof, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         8.6. GOOD REPAIR. The Borrower will, and will cause each of its Material Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements, thereto, to the extent and in the manner customary for companies in similar businesses.

         8.7. COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply, in all material respects, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, other than those (i) being contested in good faith by appropriate proceedings, as to which adequate reserves are established to the extent required under GAAP, and (ii) the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under any Credit Document.

         8.8. COMPLIANCE WITH ENVIRONMENTAL LAWS. Without limitation of the covenants contained in section 8.7:

                  (a) The Borrower will, and will cause each of its Subsidiaries to, (i) comply in all material respects, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, and promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, except for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under any Credit Document; and (ii) keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws which are not permitted under section 9.3.

                  (b) Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries or transport or permit the transportation of Hazardous Materials to or from any such Real Property other than in compliance with applicable Environmental Laws and in the ordinary course of business, except for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under any Credit Document.

                  (c) If required to do so under any applicable order of any governmental agency, the Borrower will undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all governmental authorities, except (i) to the extent that the Borrower or such Subsidiary is contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, or (ii) for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under any Credit Document.

         8.9. FISCAL YEARS, FISCAL QUARTERS. The Borrower will, for consolidated financial reporting purposes, continue to use June 30 as the end of its fiscal year and September 30, December 31, and March 31 as the end of its first three fiscal quarters. If the Borrower shall change any of its Subsidiaries' fiscal years or fiscal quarters (other than the fiscal year or fiscal quarters of a person which becomes a Subsidiary, made at the time such person becomes a Subsidiary, to conform to the Borrower's fiscal year and fiscal quarters or to conform to the fiscal year or fiscal quarters which the Borrower generally utilizes for its Subsidiaries), the Borrower will promptly, and in any event within 30 days following any such change, deliver a notice to the Administrative Agent and the Lenders describing such change and any material accounting entries made in connection therewith and stating whether such change will have any impact upon any financial computations to be made hereunder, and if any such impact is foreseen, describing in reasonable detail the nature and extent of such impact. If the Required Lenders determine that any such change will have any impact upon any financial computations to be made hereunder which is adverse to the Lenders, the Borrower will, if so requested by the Administrative Agent, enter into an amendment to this Agreement, in form and substance satisfactory to the Administrative Agent and the Required Lenders, modifying any of the financial covenants or related provisions hereof in such manner as the Required Lenders determine is necessary to eliminate such adverse effect.

         8.10. CERTAIN SUBSIDIARIES TO JOIN IN SUBSIDIARY GUARANTY. (a) In the event that at any time after the Initial Borrowing Date

                  (x) the Borrower has any Material Subsidiary which is not a party to the Subsidiary Guaranty, or

                  (y) an Event of Default shall have occurred and be continuing and the Borrower has any Subsidiary which is not a party to the Subsidiary Guaranty,

the Borrower will notify the Administrative Agent in writing of such event, identifying the Subsidiary in question and referring specifically to the rights of the Administrative Agent and the Lenders under this section. The Borrower will, within 30 days following request therefor from the Administrative Agent (who may give such request on its own initiative or upon request by the Required Lenders), cause such Subsidiary to deliver to the Administrative Agent, in sufficient quantities for the Lenders, (i) a joinder supplement, satisfactory in form and substance to the Administrative Agent and the Required Lenders, duly executed by such Subsidiary, pursuant to which such Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder, and (ii) if such Subsidiary is a corporation, resolutions of the Board of Directors of such Subsidiary, certified by the Secretary or an Assistant Secretary of such Subsidiary as duly adopted and in full force and effect, authorizing the execution and delivery of such joinder supplement, or if such Subsidiary is not a corporation, such other evidence of the authority of such Subsidiary to execute such joinder supplement as the Administrative Agent may reasonably request.

         (b) Notwithstanding the foregoing or the provisions of section 8.11 hereof, the Borrower shall not, unless an Event of Default shall have occurred and be continuing, be required to cause a Foreign Subsidiary to join in the Subsidiary Guaranty or to become a party to an Additional Security Document if
(i) to do so would subject the Borrower to liability for additional United States income taxes by virtue of section 956 of the Code in an amount the Borrower considers material, and (ii) the Borrower provides the Administrative Agent with documentation, including computations prepared by the Borrower's internal tax officer, its independent accountants or tax counsel, acceptable to the Required Lenders, in support thereof.

         8.11. ADDITIONAL SECURITY; FURTHER ASSURANCES. (a) In the event that at any time after the Initial Borrowing Date

                  (x) the Borrower or any Subsidiary acquires, or a person which has become a Subsidiary owns or holds, an interest in any Real Property or any other property or interest, located in the United States, which is not at the time included in the Collateral and is not subject to a Permitted Lien securing Indebtedness, the Borrower will notify the Administrative Agent in writing of such event, identifying the property in question and referring specifically to the rights of the Administrative Agent and the Lenders under this section,

                  (y) the Borrower or any Subsidiary at any time owns or holds an interest in any Real Property or any other property or interest, located in the United States, (1) which is not at the time included in the Collateral and is not subject to a Permitted Lien securing Indebtedness, and (2) as to which the Administrative Agent on its own initiative or upon instructions from the Required Lenders has notified the Borrower that it requires that the same be included in the Collateral,

                  (z) an Event of Default shall have occurred and be continuing and the Borrower or any Subsidiary at any time owns or holds an interest in any Real Property or any other property or interest, located within or outside of the United States, which is not at the time included in the Collateral and is not subject to a Permitted Lien securing Indebtedness, the Borrower will, or will cause such Subsidiary to, within 20 days following request by the Collateral Agent (who may make such request on its own initiative or upon instructions from the Required Lenders), grant the Collateral Agent for the benefit of the Secured Creditors (as defined in the Security Documents) security interests and mortgages (each an "ADDITIONAL SECURITY DOCUMENT") in such interests or properties of the Borrower or any Subsidiary, subject to obtaining any required consents from third parties (including third party lessors and co-venturers) necessary to be obtained for the granting of a Lien on the interests or assets involved (with the Borrower hereby agreeing to use its reasonable best efforts to obtain such consents), and subject to the provisions of section 8.11(b). Each Additional Security Document (i) shall be granted pursuant to documentation satisfactory in form and substance to the Administrative Agent and the Collateral Agent, which documentation shall in the case of Real Property or interests therein be accompanied by such Phase I environmental assessments, surveys and surveyor's certifications, a mortgage policy of title insurance, consents of landlords and other supporting documentation requested by and satisfactory in form and substance to the Administrative Agent and the Collateral; and (ii) shall constitute a valid and enforceable perfected Lien upon the interests or properties so included in the Collateral, superior to and prior to the rights of all third persons and subject to no other Liens except those permitted by section 9.3 or otherwise agreed by the Administrative Agent at the time of perfection thereof and (in the case of Real Property or interests therein) such other encumbrances as may be set forth in the mortgage policy, if any, relating to such Additional Security Document which shall be delivered to the Collateral Agent together with such Additional Security Document and which shall be satisfactory in form and substance to the Collateral Agent. The Borrower, at its sole cost and expense, will cause each Additional Security Document or instruments related thereto to be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens created thereby required to be granted pursuant to the Additional Security Document, and will pay or cause to be paid in full all taxes, fees and other charges payable in connection therewith. For the avoidance of doubt, it is noted that as of the Initial Borrowing date the Lenders have determined not to request the Borrower to provide a mortgage or deed of trust covering any of the Real Property owned by the entities to be acquired pursuant to the Ruud Acquisition Documents.

         (b) The Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. If at any time the Collateral Agent determines, based on applicable law, that all applicable taxes (including, without limitation, mortgage recording taxes or similar charges) were not paid in connection with the recordation of any mortgage or deed of trust, the Borrower shall promptly pay the same upon demand. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of local counsel, appraisals, title insurance, surveys, environmental assessments, consents of landlords, lien waivers from landlords or mortgagees and other related documents as may be reasonably requested by the Administrative Agent or the Collateral Agent in connection therewith, all of which documents shall be in form and substance satisfactory to the Administrative Agent and the Collateral Agent, except that no title insurance or surveys shall be required for any leasehold properties (unless the lessee has a nominal or bargain purchase option).

         (c) The Borrower will if requested by any Lender at any time, in order to meet any legal requirement applicable to such Lender, provide to Administrative Agent, the Collateral Agent and the Lenders, at the sole cost and expense of the Borrower, appraisals and other supporting documentation relating to the any mortgage or deed of trust delivered as an Additional Security Document hereunder, as specified by any Lender, meeting the appraisal and other documentation requirements of the Real Estate Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, or any other legal requirements applicable to any Lender, which in the case of any such appraisal shall be prepared by one or more valuation firms of national standing, acceptable to the Required Lenders, utilizing appraisal standards satisfying such Amendments, Act or other legal requirements.

         (d) The Borrower will provide the Administrative Agent with sufficient copies of each Additional Security Document and any additional supporting documents delivered in connection therewith for distribution of copies thereof to the Lenders, and the Administrative Agent will promptly so distribute such copies.

         8.12. CORPORATE SEPARATENESS. The Borrower will take, and will cause each of its Subsidiaries to take, all such action as is necessary to keep the operations of the Borrower and its Subsidiaries separate and apart from those of each Subsidiary which has outstanding Indebtedness, including, without limitation, ensuring that all customary formalities regarding corporate existence, including holding regular board of directors' meetings and maintenance of corporate records, are followed. All financial statements of the Borrower and its Subsidiaries provided to creditors will clearly evidence the corporate separateness of the Borrower and its other Subsidiaries from each Subsidiary which has Indebtedness outstanding. Finally, neither the Borrower nor any of its other Subsidiaries will take any action, or conduct its affairs in a manner which is likely to result in the corporate existence of a Subsidiary which has Indebtedness outstanding, on the one hand, and the Borrower and its other Subsidiaries, on the other hand, being ignored, or in the assets and liabilities of the Borrower or any of its other Subsidiaries being substantively consolidated with those of a Subsidiary which has Indebtedness outstanding in a bankruptcy, reorganization or other insolvency proceeding. No action or indemnity, or provision of support in the form of a letter of credit, expressly permitted by this Agreement will breach this covenant.

         8.13. ERISA. As soon as possible and, in any event, within 10 days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency, within the meaning of section 412 of the Code or section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under section 412 of the Code or section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary' liability) to or on account of the termination of or withdrawal from a Plan under section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under section 401(a)(29), 4971, 4975 or 4980 of the Code or section 409 or 502(i) or 502(l) of
ERISA or with respect to a group health plan (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code) under section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by section 601 of ERISA) or any Plan.

         8.14. HEDGE AGREEMENTS, ETC. The Borrower will, and will cause each of its Subsidiaries to, enter into Hedge Agreements in order to provide protection to the Borrower or any such Subsidiary from fluctuations and other changes in interest rates and currency exchange rates, as and to the extent considered reasonably necessary by the Borrower, but without exposing the Borrower or its Subsidiaries to predominantly speculative risks unrelated to the amount of Indebtedness, assets or liabilities intended to be subject to coverage on a notional basis under all such Hedge Agreements. Without limitation of the foregoing, the Borrower will obtain within 60 days following the Initial Borrowing Date, and thereafter maintain in effect, a Hedge Agreement, in form and substance satisfactory to the Administrative Agent, with a notional amount of at least $35,000,000, protecting the Borrower for a period of at least three years against such changes in interest rates as can be obtained at reasonable cost in light of prevailing market conditions. In the case of any Hedge Agreement to be entered into in order to comply with the requirements of the preceding sentence, the Borrower will provide the proposed form thereof (including any proposed pricing or other material terms) to the Administrative Agent contemporaneously with or prior to the entry into such Hedge Agreement.

         8.15. LANDLORD/MORTGAGEE WAIVERS; BAILEE LETTERS. The Borrower will promptly (and in any event within 60 days following request by the Administrative Agent) obtain, and will maintain in effect, (a) waivers from landlords and mortgagees having any interest in any Real Property on which any tangible items of Collateral having a value of at least $100,000 are located, substantially in the form attached hereto as Exhibits F-1 and F-2, and (b) bailee letters, substantially in the form attached hereto as Exhibit G, from persons unrelated to any of the Credit Parties who are parties to the Security Agreement to whom any tangible items of Collateral having a value of at least $100,000 have been delivered for storage, use in the manufacture of products for the Borrower and its Subsidiaries, consignment or similar purposes.

         8.16. SENIOR DEBT. The Borrower will at all times ensure that (a) the claims of the Lenders in respect of the Obligations of the Borrower will not be subordinate to, and will in all respects at least rank pari passu with, the claims of every other senior secured or unsecured creditor of the Borrower, and
(b) any Indebtedness subordinated in any manner to the claims of any senior secured or unsecured creditor of the Borrower will be subordinated in like manner to such claims of the Lenders.


         SECTION 9. NEGATIVE COVENANTS.

         The Borrower hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder are paid in full:

         9.1. CHANGES IN BUSINESS. Neither the Borrower nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the date hereof, it being understood that any acquisition by the Borrower of the company identified to the Lenders prior to the Effective Date would not be considered a violation of this covenant.

         9.2. CONSOLIDATION, MERGER OR SALE OF ASSETS, ETC. The Borrower will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation or sell or otherwise dispose of any of its property or assets (but excluding any sale or disposition of obsolete or excess furniture, fixtures or equipment or excess vacant land in the ordinary course of business), or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any person (excluding any purchases, leases or other acquisitions of property or assets in, and for use in, the ordinary course of business) or agree to do any of the foregoing at any future time, except that the following shall be permitted:

                  (a) CAPITAL EXPENDITURES: Consolidated Capital Expenditures permitted by section 9.11;

                  (b) PERMITTED INVESTMENTS: the investments permitted pursuant to section 9.5;

                  (c) CERTAIN INTERCOMPANY MERGERS, ETC.: if no Default or Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger, consolidation or amalgamation of any Wholly-Owned Subsidiary with or into the Borrower or another Wholly-Owned Subsidiary, so long as in any merger, consolidation or amalgamation involving the Borrower it is the surviving or continuing or resulting corporation, or the liquidation or dissolution of any Subsidiary, or
         (ii) the transfer or other disposition of any property by the Borrower to any Wholly-Owned Subsidiary which is a Subsidiary Guarantor or by any Wholly-Owned Subsidiary to the Borrower or any other Wholly-Owned Subsidiary of the Borrower which is a Subsidiary Guarantor;

                  (d) RUUD LIGHTING TRANSACTION: the acquisition of Ruud Lighting, Inc. and its Subsidiaries may be completed as contemplated by section 6.1;

                  (e) PERMITTED ACQUISITIONS: if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any Subsidiary may make Permitted Acquisitions, provided that at least five Business Days prior to the date of any such Permitted Acquisition which involves consideration (including the amount of any assumed Indebtedness and (without duplication) any outstanding Indebtedness of any person which becomes a Subsidiary as a result of such Permitted Acquisition) of $3,000,000 or more, the Borrower shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Borrower by an Authorized Officer of the Borrower, which certificate shall (A) contain the date such Permitted Acquisition is scheduled to be consummated, (B) contain the estimated purchase price of such Permitted Acquisition, (C) contain a description of the property and/or assets acquired in connection with such Permitted Acquisition, (D) demonstrate that at the time of making any such Permitted Acquisition the covenants contained in sections 9.7 and 9.8 shall be complied with on a pro forma basis as if the properties and/or assets so acquired had been owned by the Borrower, and the Indebtedness assumed and/or incurred to acquire and/or finance same has been outstanding, for the 12 month period immediately preceding such acquisition (without giving effect to any credit for unobtained or unrealized gains or any adjustments to overhead in connection with any such Permitted Acquisition), and (E) if requested by the Administrative Agent, attach thereto a true and correct copy of the then proposed purchase agreement, merger agreement or similar agreement, partnership agreement and/or other contract entered into in connection with such Permitted Acquisition;

                  (f) PERMITTED DISPOSITIONS: if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any of its Subsidiaries may (i) sell any property, land or building (including any related receivables or other intangible assets) to any person which is not a Subsidiary of the Borrower, or (ii) sell the entire capital stock (or other equity interests) and Indebtedness of any Subsidiary owned by the Borrower or any other Subsidiary to any person which is not a Subsidiary of the Borrower, or (iii) permit any Subsidiary to be merged or consolidated with a person which is not an Affiliate of the Borrower, or (iv) consummate any other Asset Sale with a person who is not a Subsidiary of the Borrower; provided that (A) the consideration for such transaction represents fair value (as determined by management of the Borrower), and at least 90% of such consideration consists of cash, (B) in the case of any such transaction involving consideration in excess of $3,000,000, at least five Business Days prior to the date of completion of such transaction the Borrower shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Borrower by an Authorized Officer of the Borrower, which certificate shall contain a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated purchase price or other consideration for such transaction, financial information pertaining to compliance with the preceding clause (A), and which shall (if requested by the Administrative Agent) include a certified copy of the draft or definitive documentation pertaining thereto, and (C) contemporaneously therewith, the Borrower prepays Loans as and to the extent contemplated by section 5.2(b);

                  (g) CONTRIBUTIONS TO JOINT VENTURES, ETC.: if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any of its Subsidiaries may contribute assets to joint ventures and other persons in accordance with section 9.5(o); and

                  (h) LEASES: the Borrower or any of its Subsidiaries may enter into leases of property or assets not constituting Permitted Acquisitions in the ordinary course of business not otherwise in violation of this Agreement.

To the extent the Required Lenders (or all of the Lenders as shall be required by section 13.12) waive the provisions of this section 9.2 with respect to the sale, transfer or other disposition of any Collateral, or any Collateral is sold, transferred or disposed of as permitted by this section 9.2, (i) such Collateral shall be sold, transferred or disposed of free and clear of the Liens created by the respective Security Documents; (ii) if such Collateral includes all of the capital stock of a Subsidiary which is a Party to the Subsidiary Guaranty or other Security Document, such capital stock shall be released from the Pledge Agreement and such Subsidiary shall be released from the Subsidiary Guaranty; and (iii) the Administrative Agent and the Collateral Agent shall be authorized to take actions deemed appropriate by them in order to effectuate the foregoing.

         9.3. LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with or without recourse to the Borrower or any of its Subsidiaries, other than for purposes of collection in the ordinary course of business) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except that the foregoing restrictions shall not apply to:

                  (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

                  (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary;

                  (c) Liens created by this Agreement or the other Credit Documents;

                  (d) Liens (i) in existence on the Initial Borrowing Date which are listed, and the Indebtedness secured thereby and the property subject thereto on the Initial Borrowing Date described, in Annex IV,
         (ii) consisting of cash collateral for letters of credit issued by other financial institutions which are outstanding on the Initial Borrowing Date in an aggregate undrawn amount not in excess of $1,000,000, PROVIDED such letters of credit are replaced or supported within 60 days following the Initial Borrowing Date with Letters of Credit issued hereunder and such cash collateral is released in connection with such replacement or support, or (iii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness referred to in the preceding clause (i) which is secured by any such Liens, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets, and PROVIDED, FURTHER, that the Indebtedness referred to in section 6.1(k) may only be refinanced by Loans made, Letters of Credit issued and collateral granted pursuant to the Credit Documents;

                  (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under section 10.1(f);

                  (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and mechanic's Liens, carrier's Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

                  (g) Leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

                  (h) easements, rights-of-way, zoning or deed restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries considered as an entirety;

                  (i) Liens arising from financing statements regarding property subject to leases not in violation of the requirements of this Agreement, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor);

                  (j) Liens on specifically identifiable receivables, chattel paper, inventory and related property and rights of Lighting Resources, securing Indebtedness permitted by section 9.4(d) incurred in connection with the financing thereof;

                  (k)      Liens which

                           (i) are placed upon equipment or machinery used in
                  the ordinary course of business of the Borrower or any Subsidiary at the time of (or within 180 days after) the acquisition thereof by the Borrower or any such Subsidiary to secure Indebtedness incurred to pay or finance all or a portion of the purchase price thereof, PROVIDED that the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or any such Subsidiary; or

                           (ii) are existing on property or other assets at the
                  time acquired by the Borrower or any Subsidiary or on assets of a person at the time such person first becomes a Subsidiary of the Borrower; provided that (A) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or person by the Borrower or any of its Subsidiaries; (B) in the case of any such acquisition of a person, any such Lien attaches only to the property and assets of such person; and (C) in the case of any such acquisition of property or assets by the Borrower or any Subsidiary, any such Lien attaches only to the property and assets so acquired and not to any other property or assets of the Borrower or any Subsidiary;

         PROVIDED that (1) the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the property and assets to which such Lien attaches, determined at the time of the acquisition of such property or asset or the time at which such person becomes a Subsidiary of the Borrower (except in the circumstances described in clause (ii) above to the extent such Liens constituted customary purchase money Liens at the time of incurrence and were entered into in the ordinary course of business), and (2) the Indebtedness secured thereby is permitted by section 9.4(e);

                  (l) Liens placed on (A) the Real Property and improvements thereto acquired by the Borrower for a corporate headquarters, training center and showroom, to secure Indebtedness incurred to pay or finance up to 100% of the purchase price thereof, and/or (B) other unencumbered Real Property and the improvements thereto, to finance up to 100% of the fair value thereof; PROVIDED in either such case that the Lien encumbering such Real Property and improvements does not encumber any other asset of the Borrower or any Subsidiary, and the Indebtedness secured thereby is permitted by section 9.4(f); and

                  (m) Liens on any property of any Subsidiary organized under the laws of Canada, or any Province thereof, substantially all of whose property (exclusive of any consigned inventory) is located in Canada, securing Indebtedness permitted by section 9.4(b).

If any specifically identifiable Collateral is subjected to a Lien contemplated by clause (j), (k) or (l) of this section 9.3, the Administrative Agent and the Collateral Agent shall be authorized to release such specifically identifiable Collateral from the Lien of any Security Document and to take any related actions deemed appropriate by them in connection therewith.

         9.4. INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Borrower or any of its Subsidiaries, EXCEPT:

                  (a) Indebtedness incurred under this Agreement and the other Credit Documents;

                  (b) Indebtedness of Subsidiaries of the Borrower organized under the laws of Canada, or any Province thereof, substantially all of whose property (exclusive of any consigned inventory) is located in Canada, not in excess of $10,000,000 (or the equivalent amount thereof in any other applicable currency) at any time outstanding, and any guaranty by the Borrower or any Subsidiary of any such Indebtedness, provided that if any such Indebtedness is supported by a Letter of Credit, such Indebtedness so supported is secured by substantially all of the otherwise unencumbered property of the Subsidiary which has incurred such Indebtedness;

                  (c) Indebtedness of the Borrower or any Subsidiary in respect of Capital Leases; provided that (i) the aggregate Capitalized Lease Obligations of the Borrower and its Subsidiaries, plus the aggregate outstanding principal amount of Indebtedness permitted under clause (e) below, shall not exceed $15,000,000 in the aggregate at any time outstanding, and (ii) at the time of any incurrence thereof after the date hereof, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

                  (d) Indebtedness of Lighting Resources International, Inc., one of the Borrower's Subsidiaries, subject to Liens permitted by section 9.3(j), and any guaranty by the Borrower of any such Indebtedness; provided that (i) the aggregate principal amount of such Indebtedness shall not exceed $10,000,000 in the aggregate at any time outstanding, (ii) such Indebtedness is supported by a guaranty or other form of credit support supplied by Eximbank (or any comparable U.S. government authority) and the credit initially evidenced by such Indebtedness shall have been offered to one or more of the Lenders (or their respective Affiliates) on the same terms as offered to any other financial institution, and (iii) at the time of any incurrence thereof after the date hereof, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

                  (e) Indebtedness of the Borrower or any Subsidiary subject to Liens permitted by section 9.3(k), including and any guaranty by the Borrower of any such Indebtedness; PROVIDED that (i) the aggregate principal amount of such Indebtedness shall not exceed $10,000,000 in the aggregate at any time outstanding, (ii) if at the time any such Indebtedness is incurred the aggregate outstanding principal amount of Indebtedness secured by Liens permitted by section 9.3(k), after giving effect to such incurrence, would exceed $5,000,000, the Borrower shall have demonstrated to the reasonable satisfaction of the Administrative Agent that the incurrence of such additional Indebtedness would be likely to result in a weighted average borrowing cost less than the weighted average borrowing cost which would have resulted if Loans had been incurred hereunder in lieu of such additional Indebtedness, and
         (iii) at the time of any incurrence thereof after the date hereof, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

                  (f) secured Indebtedness of the Borrower in the aggregate principal amount of up to $45,000,000, having a weighted average life to maturity (computed in accordance with standard financial practices) at the time of incurrance thereof in excess of five years, incurred to finance Real Property and improvements referred to in section 9.3(l)(A) or (B), and secured by Liens permitted under such section 9.3(l); PROVIDED that (A) at the time of incurrence thereof, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom, and the Borrower is and will be in compliance with the covenant contained in section 9.7; and (B) the aggregate outstanding principal amount of Indebtedness incurred to finance the corporate headquarters, training center and showroom which is referred to in section 9.3(l)(A) does not exceed $30,000,000;

                  (g) Indebtedness of Foreign Subsidiaries of the Borrower, and Indebtedness of branches of the Borrower that are incorporated under the laws of a country other than the United States, not otherwise permitted by the foregoing clauses, provided that (i) the aggregate principal amount of such Indebtedness outstanding at any time is not in excess of $8,000,000 (or the equivalent in any applicable currency or currencies), and (ii) at the time of incurrence thereof, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

                  (h) Existing Indebtedness, to the extent not otherwise permitted pursuant to the foregoing clauses; and any refinancing, extension, renewal or refunding of any such Existing Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice);

                  (i) Indebtedness of the Borrower or any Subsidiary under Hedge Agreements;

                  (j) Indebtedness of the Borrower to any of its Subsidiaries, and Indebtedness of any of the Borrower's Subsidiaries to the Borrower or to another Subsidiary of the Borrower, in each case to the extent permitted under section 9.5; and

                  (k) Guaranty Obligations permitted under section 9.5.

         9.5. ADVANCES, INVESTMENTS, LOANS AND GUARANTY OBLIGATIONS. The Borrower will not, and will not permit any of its Subsidiaries to, (1) lend money or credit or make advances to any person, (2) purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or other investment in, any person, (3) create, acquire or hold any Subsidiary, (4) be or become a party to any joint venture or partnership, or (5) be or become obligated under any Guaranty Obligations (other than those created in favor of the Lenders pursuant to the Credit Documents),
EXCEPT:

                  (a) the Borrower or any of its Subsidiaries may invest in cash and Cash Equivalents;

                  (b) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

                  (c) the Borrower and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (d) investments acquired by the Borrower or any of its Subsidiaries (i) in exchange for any other investment held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, or (ii) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;

                  (e) loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes and other similar expenses, in each case incurred in the ordinary course of business, shall be permitted;

                  (f) investments in the capital of any Wholly-Owned Subsidiary which is (i) a Subsidiary Guarantor, and (ii) not a Foreign Subsidiary;

                  (g) to the extent not permitted by the foregoing clauses, existing investments in any Subsidiaries (and any increases thereof attributable to increases in retained earnings);

                  (h) to the extent not permitted by the foregoing clauses, the existing loans, advances, investments and guarantees described on Annex V hereto;

                  (i) any unsecured guaranty by the Borrower of any Indebtedness of a Subsidiary permitted by section 9.4, and any guaranty by any Subsidiary described in section 9.4;

                  (j) investments of the Borrower and its Subsidiaries in Hedge Agreements;

                  (k) loans and advances by any Subsidiary of the Borrower to the Borrower, provided that the Indebtedness represented thereby constitutes Subordinated Indebtedness;

                  (l) loans and advances by the Borrower or by any Subsidiary of the Borrower to, or other investments in, any Subsidiary of the Borrower which is (i) a Subsidiary Guarantor, (ii) a Wholly-Owned Subsidiary, and (iii) not a Foreign Subsidiary;

                  (m) loans and advances by any Subsidiary of the Borrower which is not a Subsidiary Guarantor to, or other investments by any such Subsidiary in, any other Subsidiary of the Borrower which is a Wholly-Owned Subsidiary;

                  (n) Acquisitions permitted by section 9.2; and loans, advances and investments of any person which are outstanding at the time such person becomes a Subsidiary of the Borrower in an Acquisition permitted by section 9.2, but not any increase in the amount thereof;

                  (o) loans, advances and investments by the Borrower or any Subsidiary in or to any Foreign Subsidiary made after September 30, 1997, PROVIDED that (i) at the time of making any such loan, advance or investment no Event of Default shall have occurred or would result therefrom, and (ii) taking into account any repayment of any such loans or advances or return of such investments, the aggregate amount so expended does not exceed $10,000,000;

                  (p) Guaranty Obligations, not otherwise permitted by the foregoing clauses, of (i) the Borrower or any Subsidiary in respect of leases of the Borrower or any Subsidiary the entry into which is not prohibited by this Agreement, (ii) the Borrower or any Subsidiary in respect of any other person (other than in respect of (x) Indebtedness for borrowed money or represented by bonds, notes, debentures or similar securities, or (y) Indebtedness constituting Capital Leases) arising as a matter of applicable law because the Borrower or such Subsidiary is or is deemed to be a general partner of such other person, or (iii) the Borrower or any Subsidiary in respect of any other person (other than in respect of (x) Indebtedness for borrowed money or represented by bonds, notes, debentures or similar securities, or (y) Indebtedness constituting Capital Leases) arising in the ordinary course of business;

                  (q) any other loans, advances, investments (whether in the form of cash or contribution of property, and if in the form of a contribution of property, such property shall be valued for purposes of this clause (q) at the fair value thereof as reasonably determined by the Borrower) and Guaranty Obligations, including, without limitation, in or to or for the benefit of, Subsidiaries, joint ventures, or other persons, not otherwise permitted by the foregoing clauses, made after September 30, 1997 (such loans, advances and investments, collectively, "BASKET INVESTMENTS", and such Guaranty Obligations, collectively "BASKET GUARANTEES") described below:

                           (i) Basket Investments of up to an aggregate of
                  $15,000,000, taking into account the repayment of any loans or advances comprising such Basket Investments, shall be permitted to be made in joint venture or similar arrangements with Rohm & Haas or any of its Affiliates, provided that no Event of Default shall have occurred and be continuing, or would result therefrom;

                           (ii) additional Basket Investments of up to an
                  aggregate of $25,000,000, taking into account the repayment of any loans or advances comprising such Basket Investments, shall be permitted to be made, PROVIDED that (A) no Event of Default shall have occurred and be continuing, or would result therefrom, and (B) the aggregate Basket Investments made pursuant to this provision in any single person or related group of persons does not exceed $10,000,000, taking into account the repayment of any loans or advances comprising such Basket Investments; and

                           (iii) if no Event of Default shall have occurred and
                  be continuing, or would result therefrom, Basket Guarantees covering up to $5,000,000 aggregate principal amount of Indebtedness outstanding at any time, shall be permitted to be incurred.

         9.6. DIVIDENDS, ETC. The Borrower will not declare or pay any dividends (other than dividends payable solely in common stock of the Borrower) on, or make any other distribution or payment on account of (other than in shares of the common stock of the Borrower), and the Borrower will not, and will not permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire, any shares of any class of the capital stock of the Borrower, whether now or hereafter outstanding.

         9.7. TOTAL INDEBTEDNESS/EBITDA RATIO. The Borrower will not at any time permit the ratio of (i) the amount of Total Indebtedness at such time to (ii) EBITDA for any Testing Period, to exceed (A) 4.00 to 1.00 for any Testing Period ending on or prior to December 31, 1998, (B) 3.75 to 1.00 for any subsequent Testing Period ending on or prior to December 31, 1999, or (C) 3.50 to 1.00 for any subsequent Testing Period.

         9.8. INTEREST COVERAGE RATIO. The Borrower will not permit its Interest Coverage Ratio for any Testing Period to be less than 4.00 to 1.00.

         9.9. CAPITAL EXPENDITURES. The Borrower will not, and will not permit any of its Subsidiaries to, make or incur Consolidated Capital Expenditures during any fiscal period of the Borrower described below which exceed the aggregate amount set forth for such fiscal period:

         Fiscal Period                                        Amount
         -------------                                        ------
         Fiscal Quarter ended 3/31/98                         $6,500,000
         Fiscal Quarter ended 6/30/98                         $6,500,000
         Fiscal Year ended 6/30/99                            $26,000,000
         Fiscal Year ended 6/30/2000                          $20,000,000
         Any Fiscal Year thereafter                           $15,000,000

; PROVIDED that Consolidated Capital Expenditures of up to $30,000,000 related to the acquisition, renovation and expansion of the Borrower's Solon, Ohio headquarters shall be excluded from computations of this covenant.

         9.10. CERTAIN LEASES. The Borrower will not permit the aggregate payments (excluding any property taxes, insurance or maintenance obligations paid by the Borrower and its Subsidiaries as additional rent or lease payments) by the Borrower and its Subsidiaries on a consolidated basis under agreements to rent or lease any real or personal property for a period exceeding 12 months (including any renewal or similar option periods), other than:

                  (i) any leases constituting Capital Leases; and

                  (ii) any operating lease of any Real Property which could have been subjected to a Lien permitted under section 9.3(l), or any equipment located thereon;

to exceed $2,500,000 in any fiscal year of the Borrower.

         9.11. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. The Borrower will not permit its Consolidated Tangible Net Worth at any time to be less than $100,800,000, except that (i) effective as of the end of the Borrower's fiscal quarter ended March 31, 1998, and as of the end of each fiscal quarter thereafter, the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by 75% of the consolidated net income of the Borrower and its Subsidiaries for the fiscal quarter ended on such date, if any, without deduction for minority interests, as determined in conformity with GAAP (there being no reduction in the case of any such consolidated net income which reflects a deficit), (ii) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) from any sale or issuance of equity by the Borrower after the Initial Borrowing Date (other than any sale or issuance to management or employees pursuant to employee benefit plans of general application), and (iii) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 90% of any increase in Consolidated Tangible Net Worth attributable to the issuance of common stock or other equity interests in connection with the completion of any acquisition after September 30, 1997.

         9.12. PREPAYMENTS AND REFINANCINGS OF OTHER DEBT, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of, or refinance or refund, any Indebtedness of the Borrower or its Subsidiaries (other than the Obligations); provided that the Borrower or any Subsidiary may refinance or refund any such Indebtedness if the aggregate principal amount thereof is not increased and the weighted average life to maturity thereof (computed in accordance with standard financial practice) is not reduced by more than 10%.

         9.13. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Borrower, any Subsidiary, and in the case of a Subsidiary, the Borrower or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a person other than an Affiliate, except (i) loans, advances and investments permitted by section 9.5, (ii) sales of goods to an Affiliate for use or distribution outside the United States which in the good faith judgment of the Borrower complies with any applicable legal requirements of the Code, or (iii) agreements and transactions with and payments to officers, directors and shareholders which are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of the Borrower, and not prohibited by any of the provisions of this Agreement.

         9.14. LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any contractual encumbrance or restriction in or on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's other Subsidiaries, or transfer any of its property or assets to the Borrower or any of the Borrower's other Subsidiaries, EXCEPT for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement entered into by any Subsidiary of the Borrower in the ordinary course of business, (v) customary provisions restricting the transfer of assets subject to Liens permitted under section 9.3(k), (vi) encumbrances and restrictions contained in the Existing Indebtedness Agreements as in effect on the Effective Date and customary restrictions governing any of the Indebtedness of a Subsidiary permitted pursuant to 9.4, (vii) any document relating to Indebtedness secured by a Lien permitted by section 9.3, insofar as the provisions thereof limit grants of junior liens on the assets securing such Indebtedness, and (viii) any operating lease or Capital Lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other person.

         9.15. LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS. The Borrower will not, nor will it permit any Subsidiary to, enter into any Sale and Lease-Back Transaction involving any individual property (or related group


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of properties as part of the same Sale and Lease-Back Transaction) having a
Value over $250,000 unless either (a) the Borrower or such Subsidiary would be entitled to incur Indebtedness secured by a Lien on such property pursuant to section 9.4(e) or (f), or (b) the Borrower complies with the provisions of section 5.2(b).

         SECTION 10. EVENTS OF DEFAULT.

         10.1. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "EVENT OF DEFAULT"):

                  (a) PAYMENTS: the Borrower shall (i) default in the payment when due of any principal of the Loans or any reimbursement obligation in respect of any Unpaid Drawing or (ii) default in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                  (b) REPRESENTATIONS, ETC.: any representation, warranty or statement made by the Borrower or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  (c) COVENANTS: the Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in sections 9.2 through 9.13 (inclusive) of this Agreement, or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in clause (a) or (b) above or the preceding clause (i) of this clause (c)) contained in this Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after notice by the Administrative Agent or the Required Lenders; or

                  (d) CROSS DEFAULT UNDER OTHER AGREEMENTS: the Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) having an unpaid principal amount of $250,000 or greater, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or

                  (e) OTHER CREDIT DOCUMENTS: the Subsidiary Guaranty or any Security Document (once executed and delivered) shall cease for any reason (other than termination in accordance with its terms) to be in full force and effect; or any Credit Party shall default in any payment obligation thereunder; or any Credit Party shall default in any material respect in the due performance and observance of any other obligation thereunder and such default shall continue unremedied for a period of at least 30 days after notice by the Administrative Agent or the Required Lenders; or any Credit Party shall (or seek to) disaffirm or otherwise limit its obligations thereunder otherwise than in strict compliance with the terms thereof; or

                  (f) JUDGMENTS: one or more judgments or decrees shall be entered against the Borrower and/or any of its Subsidiaries involving a liability (whether or not covered by insurance) of $500,000 or more in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or

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

                  (g) BANKRUPTCY, ETC.: any of the following shall occur:

                           (i) the Borrower or any of its Material Subsidiaries
                  or any other Credit Party (the Borrower or any of such other persons, each a "PRINCIPAL PARTY") shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or

                           (ii) an involuntary case is commenced against any
                  Principal Party and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or

                           (iii) a custodian (as defined in the Bankruptcy Code)
                  is appointed for, or takes charge of, all or substantially all of the property of any Principal Party; or

                           (iv) any Principal Party commences (including by way
                  of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "CONSERVATOR") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Principal Party; or

                           (v) any such proceeding is commenced against any
                  Principal Party to the extent such proceeding is consented by such person or remains undismissed for a period of 60 days; or

                           (vi) any Principal Party is adjudicated insolvent or
                  bankrupt; or

                           (vii) any order of relief or other order approving
                  any such case or proceeding is entered; or

                           (viii) any Principal Party suffers any appointment of
                  any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or

                           (ix) any Principal Party makes a general assignment
                  for the benefit of creditors; or

                           (x) any corporate (or similar organizational) action
                  is taken by any Principal Party for the purpose of effecting any of the foregoing; or

                  (h) ERISA: (i) any of the events described in clauses (i) through (viii) of section 8.1(i) shall have occurred; or (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) any such event or events or any such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

                  (i) MATERIAL ADVERSE EFFECT: (i) the forced liquidation value of the Collateral, considered as an entirety, shall in the reasonable written opinion of the Required Lenders delivered to the Borrower, decline substantially over a period of not less than three months, or
         (ii) any other objective event or circumstance shall occur or exist after the date hereof which, in the reasonable opinion of the Required Lenders, (A) casts reasonable and substantial doubt upon the Borrower's ability to repay or refinance the Obligations, or (B) has resulted in a Material Adverse Effect upon the Borrower and its Subsidiaries, considered as an entirety, as compared to the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries, considered as an entirety, as reflected in the most recent consolidated financial statements referred to in section 7.8.


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

         10.2. ACCELERATION, ETC. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in section 10.1(g) shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; and (iv) direct the Borrower to pay (and the Borrower hereby agrees that on receipt of such notice or upon the occurrence of an Event of Default with respect to the Borrower under section 10.1(g), it will pay) to the Administrative Agent an amount of cash equal to the aggregate Stated Amount of all Letters of Credit then outstanding (such amount to be held as security after the Borrower's reimbursement obligations in respect thereof).

         10.3. APPLICATION OF LIQUIDATION PROCEEDS. All monies received by the Administrative Agent or any Lender from the exercise of remedies hereunder or under the other Credit Documents or under any other documents relating to this Agreement shall, unless otherwise required by the terms of the other Credit Documents or by applicable law, be applied as follows:

                  (i) FIRST, to the payment of all expenses (to the extent not paid by the Borrower) incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, attorneys' fees, court costs and any foreclosure expenses;

                  (ii) SECOND, to the payment PRO RATA of interest then accrued on the outstanding Loans;

                  (iii) THIRD, to the payment PRO RATA of any fees then accrued and payable to the Administrative Agent, any Letter of Credit Issuer or any Lender under this Agreement in respect of the Loans or the Letter of Credit Outstandings;

                  (iv) FOURTH, to the payment PRO RATA of (A) the principal balance then owing on the outstanding Loans, (B) the amounts then due under Designated Hedge Agreements to creditors of the Borrower or any Subsidiary, subject to confirmation by the Administrative Agent of any calculations of termination or other payment amounts being made in accordance with normal industry practice, and (C) the Stated Amount of the Letter of Credit Outstandings (to be held and applied by the Administrative Agent as security for the reimbursement obligations in respect thereof);

                  (v) FIFTH, to the payment to the Lenders of any amounts then accrued and unpaid under sections 2.9, 2.10 and 3.5 hereof, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts PRO RATA;

                  (vi) SIXTH, to the payment PRO RATA of all other amounts owed by the Borrower to the Administrative Agent, to any Letter of Credit Issuer or any Lender under this Agreement or any other Credit Document, and to any counterparties under Designated Hedge Agreements of the Borrower and its Subsidiaries, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts PRO RATA;

                  (vii) SEVENTH, to the extent proceeds remain, to NCB in respect of the reimbursement and other obligations in respect of Separate Document Letter of Credit Outstandings; and

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

                  (viii) FINALLY, any remaining surplus after all of the Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.

         SECTION 11. THE ADMINISTRATIVE AGENT.

         11.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints NCB as Administrative Agent (such term to include, for the purposes of this section 11, NCB acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes NCB as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this section 11 are solely for the benefit of the Administrative Agent, and the Lenders, and the Borrower and its Subsidiaries shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

         11.2. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by section 11.3.

         11.3. EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except for its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or of its Subsidiaries or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any Subsidiary of the Borrower or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

         11.4. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the

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proper person or persons and upon advice and statements of legal counsel
(including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or all of the Lenders, as to any matter which, pursuant to section 13.12, can only be effectuated with the consent of all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         11.5. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         11.6. NON-RELIANCE. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         11.7. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such ratably according to their respective Loans and Unutilized Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower, PROVIDED that no Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity


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and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this section 11.7 shall survive the payment of all Obligations.

         11.8. THE ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries and their Affiliates as though not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         11.9. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as the Administrative Agent upon 20 days' notice to the Lenders and the Borrower. The Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders subject to prior approval by the Borrower (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         11.10. OTHER AGENTS. Any Lender identified herein as a Co-Agent, Syndication Agent, Managing Agent, Manager or any other corresponding title, other than "Administrative Agent" or "Collateral Agent", shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Credit Document except those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.


         SECTION 12. GUARANTY BY THE BORROWER.

         12.1. GUARANTY OF CERTAIN SUBSIDIARY BORROWINGS. The Borrower hereby unconditionally guarantees, for the benefit of any Lender or any of its Affiliates which has extended credit to any Subsidiary of the Borrower which is supported by a Letter of Credit issued hereunder, the full and punctual payment of all amounts owed by any such Subsidiary in respect of any such extension or extensions of credit (collectively, the "GUARANTEED OBLIGATIONS"). Upon failure by any Subsidiary to pay punctually any such amount, the Borrower shall forthwith on demand by the Administrative Agent (acting on instructions from any affected Lender, on its own behalf or on behalf of any of its Affiliates) pay the amount not so paid at the place and in the currency and otherwise in the manner specified in any other applicable agreement or instrument.

         12.2. ADDITIONAL UNDERTAKING. As a separate, additional and continuing obligation, the Borrower unconditionally and irrevocably undertakes and agrees, for the benefit of the Lenders and their Affiliates referred to in section 12.1, that, should any amounts not be recoverable from the Borrower under section 12.1 for any reason whatsoever (including, without limitation, by reason of any provision of any Credit Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other person, at any time, the Borrower as sole, original and independent obligor, upon demand by the Administrative Agent (acting on instructions from any affected Lender, on its own behalf or on behalf of any of its Affiliates), will make payment to the Administrative Agent, for the account of the affected Lenders (or any such Affiliate), of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in any applicable agreement or instrument.

         12.3. GUARANTY UNCONDITIONAL, ETC. The obligations of the Borrower under this section shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:


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                  (i) any extension, renewal, settlement, compromise, waiver or release in respect to any Guaranteed Obligation of any Subsidiary under any agreement or instrument, by operation of law or otherwise;

                  (ii) any modification or amendment of or supplement to this Agreement, any Note, any other Credit Document, or any agreement or instrument evidencing or relating to any Guaranteed Obligation;

                  (iii) any release, non-perfection or invalidity of any direct or indirect security for any Guaranteed Obligation of any Subsidiary under any agreement or instrument evidencing or relating to any Guaranteed Obligation;

                  (iv) any change in the corporate existence, structure or ownership of any Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Subsidiary or its assets or any resulting release or discharge of any obligation of any Subsidiary contained in any agreement or instrument evidencing or relating to any Guaranteed Obligation;

                  (v) the existence of any claim, set-off or other rights which the Borrower may have at any time against any Subsidiary, the Administrative Agent, any Lender, any Affiliate of any Lender or any other person, whether in connection herewith or any unrelated transactions;

                  (vi) any invalidity or unenforceability relating to or against any Subsidiary for any reason of any agreement or instrument evidencing or relating to any Guaranteed Obligation, or any provision of applicable law or regulation purporting to prohibit the payment by any Subsidiary of any Guaranteed Obligations; or

                  (vii) any other act or omission to act or delay of any kind by any Subsidiary, the Administrative Agent, any Lender, any of their Affiliates, or any other person, or any other circumstance whatsoever, which might, but for the provisions of this section, constitute a legal or equitable discharge of the Borrower's obligations under this section.

         12.4. BORROWER OBLIGATIONS TO REMAIN IN EFFECT; RESTORATION. The Borrower's obligations under this section shall remain in full force and effect until the Commitments shall have terminated, and the principal of and interest on the Notes and other Guaranteed Obligations, and all other amounts payable by the Borrower or any Subsidiary under the Credit Documents or any other agreement or instrument evidencing or relating to any of the Guaranteed Obligations, shall have been paid in full. If at any time any payment of any of the Guaranteed Obligations of any Subsidiary in respect of any Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Subsidiary, the Borrower's obligations under this section with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         12.5. WAIVER OF ACCEPTANCE, ETC. The Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Subsidiary or any other person, or against any collateral or guaranty of any other person.

         12.6. SUBROGATION. Until the indefeasible payment in full of all of the Obligations and any other Guaranteed Obligations and the termination of the Commitments of the Lenders hereunder and the termination of any commitments of any Lender or its Affiliate to any Subsidiary for any extension of credit to be supported by a Letter of Credit issued hereunder, the Borrower shall have no rights, by operation of law or otherwise, upon making any payment under this section to be subrogated to the rights of the payee against any Subsidiary with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any Subsidiary in respect thereof.

         12.7. EFFECT OF STAY. In the event that acceleration of the time for payment of any amount payable by any Subsidiary under any Guaranteed Obligation is stayed upon insolvency, bankruptcy or reorganization of such


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Subsidiary, all such amounts otherwise subject to acceleration under the terms of any applicable agreement or instrument evidencing or relating to any Guaranteed Obligation shall nonetheless be payable by the Borrower under this section forthwith on demand by the Administrative Agent.


         SECTION 13. MISCELLANEOUS.

         13.1. PAYMENT OF EXPENSES ETC. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent), and of the Administrative Agent and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Lenders and any allocated costs of internal counsel for any of the Lenders);
(ii) in the event of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Borrower or any of its Subsidiaries, pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes; (iii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iv) indemnify each Lender, its officers, directors, employees, representatives and agents (collectively, the "INDEMNITEES") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (a) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, other than any such investigation, litigation or proceeding arising out of transactions solely between any of the Lenders or the Administrative Agent, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitment, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory authority having jurisdiction over it, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, if the Borrower or any such Subsidiary could have or is alleged to have any responsibility in respect thereof, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower or any of its Subsidiaries, in respect of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the negligence or willful misconduct of the person to be indemnified or of any other Indemnitee who is such person or an Affiliate of such person). To the extent that the undertaking to indemnify, pay or hold harmless any person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         13.2. RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for

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

the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower (or any of them) to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to section 13.4(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

         13.3. NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, (a) if to the Borrower, to the Borrower at 2307 East Aurora Road, Suite One, Twinsburg, Ohio 44087, attention: Nicholas R. Sucic, Chief Financial Officer & Treasurer (facsimile: (216) 405-1335); (b) if to any Lender at its address specified for such Lender on Annex I hereto; (c) if to the Administrative Agent, at its Notice Address; or (d) at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

         13.4. BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, provided that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders, and, PROVIDED, FURTHER, that any assignment by a Lender of its rights and obligations hereunder shall be effected in accordance with section 13.4(b). Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution or any other "accredited investor" (as defined in SEC Regulation D), PROVIDED that in the case of any such participation, (i) the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto), (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Lender shall remain the holder of any Note for all purposes of this Agreement and (v) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of sections 2.9, 2.10 and 5.4 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, PROVIDED FURTHER, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of the Loans in which such participant is participating (it being understood that any waiver of the making of any mandatory prepayment of the Loans shall not constitute an extension of the final maturity date thereof), or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of any mandatory prepayment or a mandatory reduction in the Total Commitment, shall not constitute a change in the terms of any Commitment) or (y) release all or any substantial portion of the Collateral, or release any Credit Party from any obligations under any Security Document or the Subsidiary Guaranty, except in accordance with the explicit terms hereof or thereof, or (z) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

         (b) Notwithstanding the foregoing, (x) any Lender may assign all or a portion of its Loans and/or Commitment and its rights and obligations hereunder to another Lender that is not a Defaulting Lender, or to an Affiliate of any Lender (including itself) which is not a Defaulting Lender which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), and (y) any Lender may assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of its Loans and/or Commitments and its rights and obligations hereunder, to one or more Eligible Transferees, each


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

of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment Agreement, PROVIDED that, (i) in the case of any assignment of a portion of the Loans and/or Commitment of a Lender, such Lender shall retain a minimum fixed portion thereof equal to at least $5,000,000 ($10,000,000, if such Lender is also the Administrative Agent), (ii) at the time of any such assignment Annex I shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders, (iii) upon surrender of the old Notes, new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of section 2.5 (with appropriate modifications) to the extent needed to reflect the revised Commitments, (iv) in the case of clause (y) only, the consent of the Administrative Agent and each Letter of Credit Issuer shall be required in connection with any such assignment (which consent shall not be unreasonably withheld or delayed), and (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,000 and, PROVIDED FURTHER, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Lender Register maintained by it as provided herein. To the extent of any assignment pursuant to this section 13.4(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this section 13.4(b) to a person which is not already a Lender hereunder and which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 5.4(b)(ii) Certificate) described in section 5.4(b). To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to this section 13.4(b) would, at the time of such assignment, result in increased costs under section 2.9 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to any other increased costs of the type described above resulting from changes after the date of the respective assignment). Nothing in this section 13.4(b) shall prevent or prohibit any Lender from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

         (c) Notwithstanding any other provisions of this section 13.4, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

         (d) Each Lender initially party to this Agreement hereby represents, and each person that became a Lender pursuant to an assignment permitted by this section 13.4 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that subject to the preceding sections 13.4(a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

         13.5. NO WAIVER: REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         13.6. PAYMENTS PRO RATA. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived in writing its right to receive its PRO RATA share thereof) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was


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received. As to any such payment received by the Administrative Agent prior to
1:00 P.M. (local time at its Payment Office) in funds which are immediately available on such day, the Administrative Agent will use all reasonable efforts to distribute such payment in immediately available funds on the same day to the Lenders as aforesaid.

         (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding sections 13.6(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Lenders which are not Defaulting Lenders, as opposed to Defaulting Lenders.

         13.7. CALCULATIONS: COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided, that if at any time the computations determining compliance with section 9 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such computations shall set forth in reasonable detail a description of the differences and the effect upon such computations.

         (b) All computations of interest on Eurocurrency Loans and Prime Rate Loans hereunder and all computations of Commitment Fees, Letter of Credit Fees and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

         13.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO, TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Courts of the State of Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices pursuant to section 13.3, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

         (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in section 13.8(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

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

         (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         13.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

         13.10. EFFECTIVENESS. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which the Borrower and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it.

         13.11. HEADINGS DESCRIPTIVE. The headings of the several sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         13.12. AMENDMENT OR WAIVER. Neither this Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) affected thereby,

                  (i) extend any interim or final maturity date provided for herein (including any extension of any interim maturity date to be effected in accordance with section 4.4 hereof) applicable to a Loan or a Commitment (it being understood that any waiver of the making of, or application of, any mandatory prepayment of the Loans shall not constitute an extension of such final maturity thereof);

                  (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of any mandatory prepayment or a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Lender);

                  (iii) release the Borrower from any obligations as a guarantor of any of its Subsidiaries' obligations under any Credit Document or other agreement or instrument referred to herein;

                  (iv) release any Credit Party from the Subsidiary Guaranty, except in connection with a transaction permitted by section 9.2(f);

                  (v) release all or any substantial portion of the Collateral (in each case except as expressly provided in the Credit Documents);

                  (vi) change the definition of the term "Change of Control" or any of the provisions of section 5.2(c) which are applicable upon a Change of Control;

                  (vii) change the definition of the term "Permitted Acquisition" or any of the provisions of section 9.2(e) which are applicable to Permitted Acquisitions which would have the effect of depriving such Lender of its rights with respect to "hostile acquisitions" as contemplated by such definition;

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


                  (viii) amend, modify or waive any provision of this section 13.12, or section 11.7, 13.1, 13.4, 13.6 or 13.7(b), or any other provision of any of the Credit Documents pursuant to which the consent or approval of all Lenders is by the terms of such provision explicitly required;

                  (ix) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders; or

                  (x) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

No provision of section 3 or 11 may be amended without the consent of (x) any Letter of Credit Issuer adversely affected thereby or (y) the Administrative Agent, respectively.

         13.13. SURVIVAL OF INDEMNITIES. All indemnities set forth herein including, without limitation, in section 2.9, 2.10, 3.5, 11.7 and 13.1, shall survive the execution and delivery of this Agreement and the making, prepayment and repayment of Loans for the longest period permitted under any applicable statute of limitations.

         13.14. DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, PROVIDED that the Borrower shall not be responsible for costs arising under section 2.9 resulting from any such transfer (other than a transfer pursuant to section 2.11) to the extent not otherwise applicable to such Lender prior to such transfer.

         13.15. CONFIDENTIALITY. Subject to section 13.4, the Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower or any Subsidiary in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure:

                  (i) to other Lenders and the Administrative Agent;

                  (ii) reasonably required by any BONA FIDE transferee or participant in connection with the contemplated transfer of any Loans or Commitment or participation therein (PROVIDED that each such prospective transferee and/or participant shall execute an agreement for the benefit of the Borrower with such prospective transferor Lender containing provisions substantially identical to those contained in this section 13.15);

                  (iii) to its auditors or attorneys on a confidential basis consistent with the requirements of this section 13.15;

                  (iv) as required or requested by any governmental agency or representative thereof in connection with an examination of the financial condition of such Lender or any of its Affiliates by such governmental agency; and/or

                  (v) as required pursuant to legal process (or, if approved by the Borrower, as requested in lieu of legal process), provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any such request or demand for disclosure of any such non-public information prior to disclosure of such information;

PROVIDED that in no event shall any Lender be obligated or required to return any materials furnished by or on behalf of the Borrower or any of its Subsidiaries. The Borrower hereby agrees that the failure of a Lender to comply with the provisions of this section 13.15 shall not relieve the Borrower of any of the obligations to such Lender under this Agreement and the other Credit Documents.

         13.16. LENDER REGISTER. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this section 13.16, to retain a copy of each Assignment Agreement delivered to and accepted

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

by it and to maintain a register (the "LENDER REGISTER") on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of such Lenders to the Borrower, the Loans made to the Borrower by each of such Lenders and each repayment or prepayment in respect of the principal amount of such Loans of each such Lender. Failure to make any such recordation, or (absent manifest error) any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to section 13.4(b). The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by such Administrative Agent in performing its duties under this section 13.16. The Lender Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         13.17. LIMITATIONS ON LIABILITY OF THE LETTER OF CREDIT ISSUERS. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither any Letter of Credit Issuer nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by a Letter of Credit Issuer against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower (or a Subsidiary which is the account party in respect of the Letter of Credit in question) shall have a claim against a Letter of Credit Issuer, and a Letter of Credit Issuer shall be liable to the Borrower (or such Subsidiary), to the extent of any direct, but not consequential, damages suffered by the Borrower (or such Subsidiary) which the Borrower (or such Subsidiary) proves were caused by (i) such Letter of Credit Issuer's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (ii) such Letter of Credit Issuer's willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, a Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation.

         13.18. GENERAL LIMITATION OF LIABILITY. No claim may be made by the Borrower, any Lender, the Administrative Agent, any Letter of Credit Issuer or any other person against the Administrative Agent, any Letter of Credit Issuer, or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Credit Documents, or any act, omission or event occurring in connection therewith; and the Borrower, each Lender, each Administrative Agent and each Letter of Credit Issuer hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         13.19. NO DUTY. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Credit Documents shall have the right to act exclusively in the interest of the applicable Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, to any of its Subsidiaries, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation.

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         13.20. LENDERS AND ADMINISTRATIVE AGENT NOT FIDUCIARY TO BORROWER, ETC.
The relationship among the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent, each Letter of Credit Issuer and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent, each Letter of Credit Issuer and the Lenders have no fiduciary or other special relationship with the Borrower and its Subsidiaries, and no term or provision of any Credit Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

         13.21. JUDGMENT CURRENCY. (a) The Credit Parties' obligations hereunder and under the other Credit Documents to make payments in U.S. dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than U.S. dollars, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the applicable Lender of the full amount of U.S. dollars expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Credit Documents. If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than U.S. dollars (such other currency being hereinafter referred to as the "JUDGMENT CURRENCY") an amount due in U.S. dollars, the conversion shall be made at the equivalent thereof in Dollars determined as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "JUDGMENT CURRENCY CONVERSION DATE").

         (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of U.S. dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

         (c) For purposes of determining the equivalent in Dollars for this section, such amount shall include any premium and costs payable in connection with the conversion into or from the Judgment Currency.

         13.22. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties herein shall survive the making of Loans and the issuance of Letters of Credit hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf. All statements contained in any certificate or other document delivered to the Administrative Agent or any Lender or any holder of any Notes by or on behalf of the Borrower or of its Subsidiaries pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Administrative Agent or any Lender.


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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                                ADVANCED LIGHTING TECHNOLOGIES, INC.


                                BY:  /S/______________________________________
                                         CHIEF FINANCIAL OFFICER & TREASURER


                                NATIONAL CITY BANK, INDIVIDUALLY
                                   AND AS ADMINISTRATIVE AGENT


                                BY: /S/______________________________________
                                         SENIOR VICE PRESIDENT


                                NBD BANK


                                BY: /S/______________________________________
                                         FIRST VICE PRESIDENT


                                PNC BANK, NATIONAL ASSOCIATION


                                BY: /S/______________________________________
                                         VICE PRESIDENT


                                NATIONAL BANK OF CANADA,
                                         A CANADIAN CHARTERED BANK,
                                         CLEVELAND REPRESENTATIVE OFFICE


                                BY: /S/______________________________________
                                         VICE PRESIDENT







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